                                                                      Exhibit 10


                        PURCHASE AND ASSUMPTION AGREEMENT

                                  by and among

                          Fleet Financial Group, Inc.,
                              Fleet National Bank,
                                BankBoston, N.A.,

                             Rockland Trust Company

                                       and

                             Independent Bank Corp.


                                                              September 24, 1999

                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS....................................................1
   SECTION 1.1.  DEFINED TERMS.............................................1
   SECTION 1.2.  ACCOUNTING TERMS.........................................15

ARTICLE II PURCHASE AND SALE OF PURCHASED ASSETS AND ASSIGNMENT AND
ASSUMPTION OF ASSUMED LIABILITIES.........................................15

   SECTION 2.1.  PURCHASE AND SALE OF ASSETS; NO OTHER ASSETS PURCHASED...15
   SECTION 2.2.  ASSUMED LIABILITIES......................................16

ARTICLE III PURCHASE PRICE; PAYMENT; SETTLEMENT; TAX ALLOCATION...........17

   SECTION 3.1.  PURCHASE PRICE...........................................17
   SECTION 3.2.  PAYMENT AT CLOSING.......................................18
   SECTION 3.3.  ADJUSTMENT OF ESTIMATED PAYMENT AMOUNT...................18
   SECTION 3.4.  ALLOCATION OF PURCHASE PRICE.............................19
   SECTION 3.5.  PRORATION; OTHER CLOSING DATE ADJUSTMENTS................20

ARTICLE IV  TAXES.........................................................20

   SECTION 4.1.  SALES, TRANSFER AND USE TAXES............................20
   SECTION 4.2.  INFORMATION REPORTS......................................20

ARTICLE V  CLOSING........................................................21

   SECTION 5.1.  CLOSING DATE.............................................21
   SECTION 5.2.  SELLER'S DELIVERIES......................................21
   SECTION 5.3.  PURCHASER'S DELIVERIES...................................23

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF SELLERS......................24

   SECTION 6.1.  ORGANIZATION.............................................24
   SECTION 6.2.  AUTHORITY................................................24
   SECTION 6.3.  NON-CONTRAVENTION........................................24
   SECTION 6.4.  COMPLIANCE WITH LAW......................................24
   SECTION 6.5.  LEGAL PROCEEDINGS........................................24
   SECTION 6.6.  TENANTS; BRANCH LEASES...................................24
   SECTION 6.7.  TITLE TO PURCHASED ASSETS................................25
   SECTION 6.8.  LOANS....................................................25
   SECTION 6.9.  NO BROKER................................................25
   SECTION 6.10.  ASSUMED DEPOSIT LIABILITIES.............................26
   SECTION 6.11.  REGULATORY MATTERS......................................26
   SECTION 6.12.  LIMITATIONS ON AND DISCLAIMER OF REPRESENTATIONS AND
   WARRANTIES AND PURCHASER'S RELEASE IN CONNECTION THEREWITH.............26

ARTICLE VII  REPRESENTATIONS AND WARRANTIES OF PURCHASER AND INDEPENDENT..27

   SECTION 7.1.  ORGANIZATION.............................................27
   SECTION 7.2.  AUTHORITY................................................27
   SECTION 7.3.  NON-CONTRAVENTION........................................27
   SECTION 7.4.  LEGAL PROCEEDINGS........................................28
   SECTION 7.5.  CONSENTS AND OTHER REGULATORY MATTERS....................28
   SECTION 7.6.  WARN ACT.................................................29
   SECTION 7.7.  CAPITAL AVAILABLE........................................29

   SECTION 7.8.  NO BROKER................................................29

ARTICLE VIII  COVENANTS OF SELLERS........................................29

   SECTION 8.1.  CONDUCT OF THE BUSINESS..................................29
   SECTION 8.2.  REGULATORY APPROVALS.....................................30
   SECTION 8.3.  BRANCH AND ATM CONSENTS; OTHER FACILITIES CONSENTS.......30
   SECTION 8.4.  NONSOLICITATION..........................................31
   SECTION 8.5.  NONSOLICITATION OF PURCHASER'S EMPLOYEES.................31
   SECTION 8.6.  LOSS OF BRANCH LOCATION..................................31

ARTICLE IX  COVENANTS OF PURCHASER AND INDEPENDENT........................32

   SECTION 9.1.  REGULATORY APPROVALS AND STANDARDS.......................32
   SECTION 9.2.  CONSENTS; COMPLIANCE WITH LAW............................33
   SECTION 9.3.  SOLICITATION OF ACCOUNTS.................................33
   SECTION 9.4.  NONSOLICITATION OF CERTAIN OF SELLERS' EMPLOYEES.........33
   SECTION 9.5.  RECORDING OF INSTRUMENTS OF ASSIGNMENT...................34
   SECTION 9.6.  TRANSFERRED EMPLOYEES....................................34
   SECTION 9.7.  INTERVIEWS...............................................36
   SECTION 9.8.  CAPITAL ISSUES...........................................37
   SECTION 9.9.  INDEPENDENT GUARANTY....................................37

ARTICLE X  ACCESS; EMPLOYEE AND CUSTOMER COMMUNICATIONS...................37

   SECTION 10.1.  ACCESS BY PURCHASER.....................................37
   SECTION 10.2.  COMMUNICATIONS TO EMPLOYEES; TRAINING...................37
   SECTION 10.3.  COMMUNICATIONS WITH CUSTOMERS...........................38

ARTICLE XI  FACILITIES....................................................39

  SECTION 11.1.  ENVIRONMENTAL DILIGENCE..................................39
  SECTION 11.2.  TITLE....................................................41
  SECTION 11.3.  APPRAISAL OF REAL PROPERTY...............................43

ARTICLE XII  TRANSITIONAL MATTERS.........................................44

   SECTION 12.1.  PAYMENT OF DEPOSIT LIABILITIES..........................44
   SECTION 12.2.  DELIVERY OF PURCHASER'S CHECK FORMS.....................44
   SECTION 12.3.  UNCOLLECTED CHECKS RETURNED TO SELLERS..................45
   SECTION 12.4.  DEFAULT ON LOAN PAYMENTS TO SELLERS.....................45
   SECTION 12.5.  NOTICES TO OBLIGORS ON LOANS............................45
   SECTION 12.6.  NEW TELEPHONE NUMBERS...................................46
   SECTION 12.7.  NEW ATM/DEBIT CARDS.....................................46
   SECTION 12.8.  INSTALLATION OF EQUIPMENT BY PURCHASER..................46
   SECTION 12.9.  DEACTIVATION OF ATMS AND ATM/DEBIT CARDS................46
   SECTION 12.10.  SIGNAGE................................................46
   SECTION 12.11.  LETTERS OF CREDIT......................................46
   SECTION 12.12.  ACTIONS WITH RESPECT TO IRA, KEOGH PLAN AND EMPLOYEE
   PENSION PLAN DEPOSIT LIABILITIES.......................................49
   SECTION 12.13.  BULK TRANSFER LAWS.....................................50
   SECTION 12.14.  ANCILLARY AGREEMENTS...................................50

ARTICLE XIII  CONDITIONS TO CLOSING.......................................50

   SECTION 13.1.  CONDITIONS TO OBLIGATIONS OF SELLERS AND FLEET..........50
   SECTION 13.2.  CONDITIONS TO OBLIGATIONS OF PURCHASER AND INDEPENDENT..50

ARTICLE XIV  DATA PROCESSING..............................................51

  SECTION 14.1.  CONVERSION...............................................51

ARTICLE XV  INDEMNITY.....................................................52

   SECTION 15.1.  FLEET'S INDEMNITY.......................................52
   SECTION 15.2.  INDEPENDENT INDEMNITY...................................52
   SECTION 15.3.  INDEMNIFICATION PROCEDURE...............................53
   SECTION 15.4.  LIMITATIONS ON LIABILITY................................53
   SECTION 15.5.  GENERAL.................................................54
   SECTION 15.6.  SURVIVAL................................................54

ARTICLE XVI  POST-CLOSING MATTERS.........................................55

   SECTION 16.1.  FURTHER ASSURANCES......................................55
   SECTION 16.2.  ACCESS TO AND RETENTION OF BOOKS AND RECORDS............55
   SECTION 16.3.  DEPOSIT HISTORIES.......................................55

ARTICLE XVII  MISCELLANEOUS...............................................56

   SECTION 17.1.  EXPENSES................................................56
   SECTION 17.2.  TRADE NAMES AND TRADEMARKS..............................56
   SECTION 17.3.  TERMINATION; EXTENSION OF CLOSING DATE..................56
   SECTION 17.4.  MODIFICATION AND WAIVER.................................57
   SECTION 17.5.  BINDING EFFECT; ASSIGNMENT..............................57
   SECTION 17.6.  CONFIDENTIALITY.........................................57
   SECTION 17.7.  ENTIRE AGREEMENT; GOVERNING LAW.........................58
   SECTION 17.8.  CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL...........58
   SECTION 17.9.  WAIVER OF CERTAIN DAMAGES...............................58
   SECTION 17.10.  SEVERABILITY...........................................59
   SECTION 17.11.  COUNTERPARTS...........................................59
   SECTION 17.12.  NOTICES................................................59
   SECTION 17.13.  INTERPRETATION.........................................60
   SECTION 17.14.  SPECIFIC PERFORMANCE...................................60
   SECTION 17.15.  NO THIRD PARTY BENEFICIARIES...........................60
   SECTION 17.16.  SURVIVAL...............................................61

                                    SCHEDULES

       SCHEDULE 1.1(A)        ATM LEASE AGREEMENTS
       SCHEDULE 1.1(B)        LIST OF AUTOMATED TELLER MACHINES
       SCHEDULE 1.1(C)        BRANCH LEASES
       SCHEDULE 1.1(D)        BRANCHES
       SCHEDULE 1.1(E)        CONSUMER BANK EMPLOYEES
       SCHEDULE 1.1(F)        CONSUMER BANK LOANS
       SCHEDULE 1.1(G)        CONSUMER DEPOSIT LIABILITIES
       SCHEDULE 1.1(H)        EXCLUDED FIXED ASSETS
       SCHEDULE 1.1(I)        FIXED ASSETS
       SCHEDULE 1.1(J)        [RESERVED]
       SCHEDULE 1.1(K)        ISDA TRANSACTIONS
       SCHEDULE 1.1(L)        LETTERS OF CREDIT
       SCHEDULE 1.1(M)        [RESERVED]
       SCHEDULE 1.1(N)        REAL PROPERTY
       SCHEDULE 1.1(O)        REAL PROPERTY PURCHASE PRICE
       SCHEDULE 1.1(P)        SBA LOANS
       SCHEDULE 1.1(Q)        SMALL BUSINESS BANK DEPOSIT LIABILITIES
       SCHEDULE 1.1(R)        SMALL BUSINESS BANK LOANS
       SCHEDULE 1.1(S)        TENANT LEASES
       SCHEDULE 1.1(T)        DEVELOPMENTAL REAL ESTATE LOANS
       SCHEDULE 3.4(A)        ALLOCATION OF PURCHASE PRICE
       SCHEDULE 6.6(B)        BRANCH LEASE EXCEPTIONS
       SCHEDULE 6.11          SELLERS REGULATORY APPROVALS
       SCHEDULE 7.5(A)        PURCHASER REGULATORY APPROVALS
       SCHEDULE 14.1          TERMS OF DATA PROCESSING CONVERSION
       SCHEDULE 17.2          TRADE NAMES AND TRADEMARKS

                                    EXHIBITS

       EXHIBIT A           TERMS OF FLEET BOSTON DIVESTITURE SEVERANCE PLAN
       EXHIBIT B           FORM OF PURCHASER'S LETTER OF CREDIT
       EXHIBIT C           FORM OF QUITCLAIM DEED
       EXHIBIT D           FORM OF BILL OF SALE
       EXHIBIT E           FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
       EXHIBIT F           FORM OF LEASE ASSIGNMENTS
       EXHIBIT G           FORM OF SELLERS' OFFICER'S CERTIFICATE
       EXHIBIT H           FORM OF SELLERS' POWER OF ATTORNEY
       EXHIBIT I           FORM OF PURCHASER OFFICER'S CERTIFICATE
       EXHIBIT J           FORM OF USE AND OCCUPANCY AGREEMENT
       EXHIBIT K           FORM OF LEASE AGREEMENT
       EXHIBIT L           FORM OF COLLATERAL AGENCY AGREEMENT

                        PURCHASE AND ASSUMPTION AGREEMENT

      This Purchase and Assumption Agreement (the "Agreement") dated as of September 24, 1999 among Fleet Financial Group, Inc., a Rhode Island corporation with its principal office at One Federal Street, Boston, Massachusetts 02110 ("Fleet"), Fleet National Bank, a national banking association with an office at One Federal Street, Boston, Massachusetts 02110 ("FNB"), BankBoston, N.A., a national banking association with an office at 100 Federal Street, Boston, Massachusetts ("BKB") (FNB and BKB are referred to herein individually as a "Seller" and collectively as "Sellers"), Rockland Trust Company, a Massachusetts chartered trust company with its principal office at 288 Union Street, Rockland, Massachusetts 02370 ("Purchaser") and Independent Bank Corp., a Massachusetts corporation with its principal office at 288 Union Street, Rockland, Massachusetts 02370 ("Independent").

      WHEREAS, Sellers desire to sell, and Purchaser desires to acquire, certain assets of the Business in accordance with the terms and provisions of this Agreement; and

      WHEREAS, Sellers desire to transfer to Purchaser, and Purchaser desires to assume from Sellers, certain liabilities of the Business in accordance with the terms and provisions of this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby subject to the terms and conditions set forth herein, Sellers, Fleet, Purchaser and Independent agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1. DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

      "ACCRUED INTEREST" shall mean, as of any date, (a) with respect to the Deposit Liabilities, the interest, dividends, fees, costs and other charges that have been accrued on but not paid, credited, or charged to the Deposit Liabilities, all as set forth in the applicable Seller's general ledger and (b) with respect to the Loans, the Advance Lines and the Negative Deposits, interest, fees, premiums, consignment fees, costs and other charges that have accrued on or been charged to the Loans, the Advance Lines and the Negative Deposits but not paid by the applicable borrower, or any guarantor, surety or other obligor therefor, or otherwise collected by offset, recourse to collateral or otherwise, all as set forth in the applicable Seller's general ledger.

      "ADA" shall mean the Americans with Disabilities Act of 1990, as amended, and similar state and local laws, regulations, rules and ordinances.

      "ADJUSTED PAYMENT AMOUNT" shall have the meaning specified in Section 3.3(a).

      "ADVANCE LINES" shall mean all overdraft lines of credit to owners of the Deposit Liabilities, plus any and all Accrued Interest thereon.

      "AFFILIATE" shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, or a director, officer, partner, joint venturer or member of such Person and any successors of such Person.

      "APPRAISAL VALUE" shall have the meaning specified in Section 11.3(e) hereof.

      "ASSIGNMENT AND ASSUMPTION AGREEMENT" shall have the meaning specified in Section 5.2(c).

      "ASSUMED LIABILITIES" shall have the meaning specified in Section 2.2.

      "ASSUMED SEVERANCE OBLIGATIONS" shall have the meaning specified in
Section 9.6(b).

      "ATM LEASE AGREEMENTS" shall mean the lease or operating agreements for the ATMs listed on SCHEDULE 1.1(A) hereto, as such agreements may be amended, renewed or extended in the ordinary course of business.

      "ATMS" shall mean the automated teller machines listed on SCHEDULE 1.1(B) hereto.

      "AVERAGE DAILY BALANCE" shall mean the aggregate average daily balance (including Accrued Interest) of the Deposit Liabilities for the period commencing twenty (20) Business Days prior to the fifth (5th) Business Day prior to the Closing Date and ending on the fifth (5th) Business Day prior to the Closing Date.

      "BANKBOSTON" shall mean BankBoston Corporation, a Massachusetts corporation.

      "BID LETTER" shall mean that certain letter dated September 24, 1999 from Purchaser and Independent to Fleet.

      "BKB" shall have the meaning specified in the preamble.

      "BOARD" shall mean the Board of Governors of the Federal Reserve System.

      "BRANCH LEASES" shall mean the lease agreements for the Branches listed on
SCHEDULE 1.1(C) hereto, as such agreements may be amended, renewed or extended in the ordinary course of business.

      "BRANCHES" shall mean the branch offices of FNB to be acquired by Purchaser and listed on SCHEDULE 1.1(D) hereto.

      "BUSINESS" shall mean the Consumer Bank Business and the Small Business Bank Business.

      "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or authorized by law to be closed in the Commonwealth of Massachusetts.

      "CASH" shall mean all petty cash, vault cash, teller cash, ATM cash and prepaid postage located at the Branches (including foreign currency), in each case as of the close of business at the respective Branch (6:00 p.m. for each automated teller machine) on the Closing Date.

      "CAPITAL INFUSION" shall mean the contribution by Independent of the proceeds of the Capital Transaction to Purchaser as capital.

      "CAPITAL TRANSACTION" shall mean the issuance of trust preferred stock as described in the Bid Letter and the use of the proceeds thereof to effect the Capital Infusion.

      "CLOSING" shall have the meaning specified in Section 5.1(a).

      "CLOSING DATE" shall have the meaning specified in Section 5.1(a).

      "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

      "COLLATERAL AGENT" shall mean FNB, in its capacity as collateral agent under the Collateral Agency Agreement.

      "COLLATERAL AGENCY AGREEMENT" shall mean a Collateral Agency Agreement to be dated as of the Closing Date among FNB, BKB (if applicable), Purchaser and the Collateral Agent, in the form of EXHIBIT L hereto.

      "COLLATERAL ASSIGNMENT INSTRUMENTS" shall mean such assignments, financing statements, endorsements, stock powers or other instruments as shall be required under applicable law to transfer to the Collateral Agent in accordance with the terms of the Collateral Agency Agreement, the Letter of Credit Collateral and the rights and remedies of Sellers with respect thereto.

      "COMPARABLE JOB" shall mean, with respect to any Consumer Bank Employee or Consumer Bank Related Employee, a position with Purchaser (a) with the same base salary or wage, (b) with reasonably similar employment background and skill set requirements, (c) with no significant changes in work schedule and (d) (i) with respect to a Consumer Bank Employee or Consumer Bank Related Employee located at a Branch, to be performed at the same Branch or at a Branch located within thirty (30) miles of the such employee's current Branch or home, whichever is closer, or (ii) with respect to any other Consumer Bank Employee or Consumer Bank Related Employee, to be performed within thirty (30) miles of such employee's current office or home, whichever is closer, each as applicable to such employee immediately prior to the Closing Date.

      "CONFIDENTIALITY AGREEMENT" shall mean that certain letter agreement between Purchaser and Fleet dated as of May 24, 1999.

      "CONSUMER BANK ASSETS" shall mean the Real Property, the ATMs, the Fixed Assets, the Consumer Bank Loans, the Cash, the Branch Leases, the ATM Lease Agreements, the Tenant Leases, and the Safe Deposit Agreements and all keys for the related safe deposit boxes.

      "CONSUMER BANK BUSINESS" shall mean the Consumer Bank Assets, the Consumer Bank Liabilities and the Consumer Bank Employees.

      "CONSUMER BANK EMPLOYEES" shall mean the employees of Sellers listed on
SCHEDULE 1.1(E) hereto, but excluding such employees who shall leave a Seller's employ between the date hereof and the close of business on the Closing Date, but including replacements of such employees made in the ordinary course of business between the date hereof and the Closing Date and including any Person who fills a vacant position at a Branch in the ordinary course of business between the date hereof and the Closing Date to provide Branch services to Customers.

      "CONSUMER BANK LIABILITIES" shall mean (a) the Consumer Deposit Liabilities, and (b) any and all liabilities and obligations relating to or arising out of the Consumer Bank Assets, to the extent that such liabilities and obligations arise or accrue after the close of business on the Closing Date, but including Unfunded Advances under the Loans included therein.

      "CONSUMER BANK LOANS" shall mean (a) the loans listed on SCHEDULE 1.1(f) hereto (exclusive of any reserves for loan losses) and all obligations of a Seller to make additional extensions of credit in connection with such loans, as such loans may be increased, decreased, amended, renewed or extended in the ordinary course of business between July 1, 1999 and the close of business on the Closing Date, (b) loans made in the ordinary course of business between July 1, 1999 and the close of business on the Closing Date and linked, including by direct debit, to a Consumer Deposit Liability account (exclusive of any reserves for loan losses) and all obligations of a Seller to make additional extensions of credit in connection with such loans, as such loans may be increased, decreased, amended, renewed or extended in the ordinary course of business between July 1, 1999 and the close of business on the Closing Date, and (c) any application pending on the Closing Date for a loan which would be linked, including by direct debit, to a Consumer Deposit Liability account if such loan had been made by a Seller prior to the Closing Date, provided, however, that Consumer Bank Loans shall not include any loan described in subsections (a) or
(b) above, if such loan, as of the Closing Date, is (i) subject to a current legal proceeding related to a Customer's inability or refusal to pay such loan or (ii) not current and with respect to which proceedings are pending against the obligor or obligors of such loan under Title 11 of the United States Code or
(iii) Nonperforming.
 Each Consumer Bank Loan shall include all documents executed or delivered in connection with such loan to the extent such documents are in the loan file relating to such loan, any and all collateral held as security therefor or in which a security interest, Lien or mortgage has been granted and any and all guarantees, insurance and other credit enhancements relating thereto, together with Accrued Interest thereon, all as exists at the close of business on the Closing Date.

      "CONSUMER BANK RELATED EMPLOYEES" shall mean the employees of Sellers (other than Consumer Bank Employees) as shall be designated by Sellers from time to time hereafter in writing to Purchaser for possible interviews for employment with Purchaser following the Closing Date.

      "CONSUMER DEPOSIT LIABILITIES" shall mean all of each Seller's obligations and liabilities relating to (a) the deposit accounts listed on SCHEDULE 1.1(G) hereto, and (b) deposit accounts which are opened on behalf of a customer by Consumer Bank Employees between July 1, 1999 and the close of business on the Closing Date, including, without limitation, all passbook accounts, statement savings accounts, checking, Money Market and NOW accounts, certificates of deposit, and IRA, Keogh Plan and Employee Pension Plan accounts, together with Accrued Interest thereon, all as exists at the close of business on the Closing Date, but excluding any claim or other liability relating to the origination of any such deposit account or the administration of any such deposit account prior to the close of business on the Closing Date.

      "CONTRIBUTION AGREEMENT" shall mean that certain Contribution Agreement dated as of October 28, 1997, as amended on February 20, 1998, by and between Advanta Corporation and Fleet.

      "CUSTOMERS" shall mean, individually and collectively, (a) the Persons named as the owners of the deposit accounts relating to the Deposit Liabilities,
(b) the primary obligors under the Loans, and (c) the parties (other than Sellers and their Affiliates) to the Safe Deposit Agreements.

      "CUSTOMER NOTICES" shall have the meaning specified in Section 10.3(a).

      "DAMAGES" shall have the meaning specified in Section 15.1.

      "DEPOSIT LIABILITIES" or "DEPOSIT LIABILITY" shall mean the Consumer Deposit Liabilities and the Small Business Bank Deposit Liabilities, but shall exclude the Excluded IRA/Keogh/Employee Pension Plan Deposits and the Excluded Deposits.

      "DEVELOPMENTAL REAL ESTATE LOANS" shall mean the loans listed on SCHEDULE 1.1(T) hereto; provided, however, that Developmental Real Estate Loans shall not include any loan (i) if such loan, as of the Closing Date, is subject to a current legal proceeding related to a Customer's inability or refusal to pay such loan, or (ii) if such loan, as of the Closing Date, is not current and with respect to which proceedings are pending against the obligor or obligors of such loan under Title 11 of the United States Code or (iii) if the principal and interest of such loan, as of the Closing Date, is due and unpaid by the borrower thereunder for more than ninety (90) days prior thereto. Each Developmental Real Estate Loan shall include all documents executed or delivered in connection with such loan to the extent such documents are in the loan file relating to such loan, any and all collateral held as security therefor or in which a security interest, Lien, or mortgage has been granted and any and all guarantees, insurance or other credit enhancements relating thereto, together with Accrued Interest thereon, all as exists at the close of business on the Closing Date.

      "DRAFT CLOSING STATEMENT" shall mean a draft closing statement as of the close of business of the fifth (5th) Business Day immediately preceding the Closing Date setting forth an estimate of the Purchase Price (including all adjustments and prorations thereto).

      "EMPLOYEE PENSION PLAN" shall mean any employee pension plan for which a Seller serves as a trustee, including but not limited to, employee pension benefit plans as defined in Section 3(2) of ERISA, retirement plans qualified under the requirements of Section 401(a) of the Code, nonqualified deferred compensation plans, excess benefit plans and supplemental executive retirement plans.

      "EMPLOYEE PENSION PLAN DEPOSIT LIABILITY" shall mean a Deposit Liability in an account owned by an Employee Pension Plan.

      "ENVIRONMENTAL CONSULTANT" shall have the meaning specified in Section
11.1.

      "ENVIRONMENTAL DUE DILIGENCE DATE" shall mean the thirtieth (30th) day following the execution hereof or, if such day shall not be a Business Day, the next Business Day thereafter, unless said date is extended in accordance with
Section 11.1(c), in which case, said date shall mean the date to which extended thereunder.

      "ENVIRONMENTAL DUE DILIGENCE PERIOD" shall mean the period commencing on the date hereof and ending on the Environmental Due Diligence Date.

      "ENVIRONMENTAL HAZARD" shall mean the presence of any Hazardous Materials in violation of any Environmental Laws.

      "ENVIRONMENTAL LAWS" shall mean all Federal, state or local laws, rules, regulations, codes, ordinances, or by-laws, and any judicial or administrative interpretations thereof, including orders, decrees, judgments, rulings, directives or notices of violation, that create duties, obligations or liabilities with respect to (a) human health or (b) environmental pollution, impairment or disruption, including, without limitation, laws governing the existence, use, storage, treatment, discharge, release, containment, transportation, generation, manufacture, refinement, handling, production, disposal, or management of any Hazardous Materials, or otherwise regulating or providing for the protection of the environment, and further including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 eT SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 eT SEQ.), the Public Health Service Act (42 U.S.C. ss. 300 eT SEQ.), the Pollution Prevention Act (42 U.S.C. ss. 13101 eT SEQ.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss. 136 eT SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 eT Seq.), the Safe Drinking Water Act (21 U.S.C. ss. 349, 42 U.S.C. ss.ss.201, 300f), the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), the Clean Water Act (33 U.S.C. ss.1251 eT Seq.), the Clean Air Act (42 U.S.C. ss.7401 eT Seq. ), and similar state and local statutes, and all regulations adopted pursuant thereto.

      "ENVIRONMENTAL REMEDIATION" shall mean performing response actions in relation to identified Environmental Hazards, including removal, disposal, treatment or in-place containment actions, which are reasonably required to achieve permanent regulatory closure with respect to such Environmental Hazard in accordance with applicable Environmental Laws.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended (11 U.S.C. ss.1101 eT Seq.)

      "ESTIMATED PAYMENT AMOUNT" shall have the meaning specified in Section
3.2.

      "ESTIMATED PURCHASE PRICE" shall mean the estimate of the Purchase Price set forth on the Draft Closing Statement.

      "EXCLUDED DEPOSITS" shall mean all Deposit Liabilities (a) owned by employees of Sellers or their Affiliates (other than Transferred Employees) or Affiliates of Sellers and (b) which were assumed by FNB in connection with the consummation of the transactions contemplated by the Contribution Agreement, in each case as exists at the close of business on the Closing Date.

      "EXCLUDED FIXED ASSETS" shall mean (a) artwork, supplies, signs, marketing aids, trade fixtures or equipment specifically identifying or relating to a Seller or any of its Affiliates located at the Facilities, (b) telephone systems located at the Facilities, (c) software, source and object code, user manuals and related documents and all updates, upgrades or other revisions thereto and all copies or duplicates thereof located at the Facilities, (d) copying machines, facsimile machines, scanners, computers, printers, modems, peripheral equipment, electronic teller station hardware and other hardware related to teller stations and platforms located at the Facilities, and (e) any other personal property of Sellers or any of their Affiliates identified on SCHEDULE 1.1(H) hereto, less any such items consumed or disposed of, plus new similar items acquired or obtained, in the ordinary course of the operation of the Facilities through the close of business on the Closing Date.

      "EXCLUDED IRA/KEOGH/EMPLOYEE PENSION PLAN DEPOSITS" shall have the meaning specified in Section 12.12(a).

      "FACILITIES" shall mean the Branches and the ATM locations.

      "FDIA" shall mean the Federal Deposit Insurance Act, as amended (12 U.S.C. ss.ss.1811 ET seq.).

      "FDIC" shall mean the Federal Deposit Insurance Corporation.

      "FEDERAL FUNDS RATE" shall mean, for the period involved, the average of the interest rates for each day of the period set forth in H.15(519) opposite the caption "Federal Funds (Effective)". H.15(519) means the weekly statistical release designated as such, or any successor publication, published by the Board.

      "FINAL" shall mean, as applied to any governmental order or action, that such order or action has not been stayed, vacated or otherwise rendered ineffective and either (a) the time period for taking an appeal therefrom shall have passed without an appeal therefrom having been taken, or (b) if any such appeal shall have been dismissed or resolved, all applicable periods for further appeal of such order or action shall have passed.

      "FINAL APPROVAL DATE" shall mean, with respect to the transactions contemplated hereby, the date upon which the last of the following has occurred:
(a) all Regulatory Approvals have been obtained; (b) all applicable regulatory notices which are required to be published or given prior to consummation of the transactions contemplated hereby have been published or given; (c) the filing of all applicable regulatory reports; and (d) the expiration of all applicable regulatory comment and waiting periods.

      "FINAL LOAN SCHEDULE" shall have the meaning specified in
Section 3.3(a).

      "FIRPTA AFFIDAVITS" shall mean affidavits pursuant to Section 1445 of the Code certifying to the non-foreign entity status of Sellers.

      "FIXED ASSETS" shall mean all of the furniture, fixtures, equipment and other assets of Sellers set forth on SCHEDULE 1.1(I) hereto, including but not limited to leasehold improvements, less any items consumed or disposed of, plus new items acquired or obtained, in the ordinary course of the operation of the Facilities through the close of business on the Closing Date, but excluding the Excluded Fixed Assets

(whether or not such Excluded Fixed Assets have been listed as furniture, fixtures, equipment or other assets of a Seller on SCHEDULE 1.1(I)).

      "FLEET" shall have the meaning specified in the preamble.

      "FLEET BOSTON DIVESTITURE SEVERANCE PLAN" shall mean that certain severance plan of Fleet and its Affiliates to be dated as of the Closing Date and containing the terms set forth on EXHIBIT A hereto.

      "FNB" shall have the meaning specified in the preamble.

      "GAAP" shall have the meaning specified in Section 1.2.

      "HAZARDOUS MATERIALS" means (a) any "hazardous material", "hazardous substance", "hazardous waste", "oil", "regulated substance", "toxic substance" or words of similar import as defined under any of the Environmental Laws, (b) asbestos in any form, (c) urea formaldehyde foam insulation, (d) polychlorinated biphenyls, (e) radon gas, (f) flammable explosives, (g) radioactive materials,
(h) any chemical, contaminant, solvent, material, pollutant or substance that may be dangerous or detrimental to any of the Facilities, the environment or the health and safety of employees or other occupants of any of the Facilities, and
(i) any substance, the generation, storage, transportation, utilization, disposal, management, release or location of which, on, under or from any of the Facilities is prohibited or otherwise regulated pursuant to any of the Environmental Laws.

      "INDEMNIFIED PARTY" shall have the meaning specified in Section 15.3.

      "INDEMNITOR" shall have the meaning specified in Section 15.3.

      "IRA" shall mean an individual retirement account as specified in Section 408 and 408A of the Code.

      "IRA DEPOSIT LIABILITY" shall mean a Deposit Liability in a deposit account which is an IRA.

      "IRS" shall mean the Internal Revenue Service of the United States.

      "ISDA AGREEMENTS" shall mean those International Securities Dealer Agreements between a Customer and a Seller or other Person or one of its Affiliates evidencing an ISDA Transaction.

      "ISDA TRANSACTIONS" shall mean (a) those transactions set forth on
SCHEDULE 1.1(K) hereto, as such transactions may be renewed or extended in the ordinary course of business between July 1, 1999 and the close of business on the Closing Date, and (b) any and all interest rate swap, currency swap, forward, hedge or similar transactions entered into between July 1, 1999 and the close of business on the Closing Date which relate to a Loan, each as exists as of the close of business on the Closing Date.

      "ISP98" shall mean the International Standby Practices (ISP98), ICC Publication No. 590.

      "ITEMS" shall mean (a) transfers of funds by wire or through the Automated Clearing House, checks, drafts, negotiable orders of withdrawal and items of a like kind which are drawn on or deposited and credited to the Deposit Liabilities, and (b) payments, advances, disbursements, fees, reimbursements and items of a like kind which are debited or credited to the Loans.

      "KEOGH PLAN" shall mean an Employee Pension Plan covering self-employed individuals.

      "KEOGH PLAN DEPOSIT LIABILITY" shall mean a Deposit Liability in a deposit account which is owned by a Keogh Plan.

      "KNOWLEDGE" shall mean, with respect to any Seller, the actual knowledge as of the date hereof, without further investigation, of any of such Seller's officers that hold the title of senior vice president or above and have responsibility with respect to the operations of the Business.

      "LANDLORD CONSENTS" shall have the meaning set forth in Section 5.2(e).

      "LEASE ASSIGNMENTS" shall have the meaning set forth in Section 5.2(d).

      "LETTER OF CREDIT CUSTOMER" shall mean an obligor under a Loan for whose account a Letter of Credit was issued.

      "LETTERS OF CREDIT" shall mean (a) those letters of credit listed on
SCHEDULE 1.1(L) hereto, (b) all letters of credit issued in connection with a Loan between July 1, 1999 and the close of business on the Closing Date, and (c) any letter of credit applied for by a Customer (but not yet issued by a Seller) as of the Closing Date, each as exists as of the close of business on the Closing Date. To the extent Purchaser shall assume (and the applicable Seller has been released from) any Letter of Credit or Purchaser has issued a replacement letter of credit whether on or after the Closing Date, each as described in Section 12.11(a), the assumed or replaced Letter of Credit shall no longer be deemed a "Letter of Credit" hereunder.

      "LETTER OF CREDIT COLLATERAL" shall mean (a) all collateral in which a Seller, as issuer of a Letter of Credit, has been granted a lien, security interest or encumbrance, whether pursuant to a pledge, collateral assignment, security agreement, mortgage or otherwise, and (b) any other security for any such Letter of Credit for the benefit of a Seller, including without limitation, any guaranties, subordination agreements, insurance or other credit enhancements and any collateral therefor.

      "LETTER OF CREDIT DISBURSEMENT" shall mean an amount equal to the sum of
(a) the amount drawn under any Letter of Credit in connection with a Request plus (b) all reasonable and customary out-of-pocket charges and expenses which a Seller may pay or incur relative to such Request which are chargeable to the Customer under the related Reimbursement Agreement.

      "LIEN" shall mean any lien, easement, restrictions, pledge, charge, encumbrance, security interest, mortgage, deed of trust, lease, option or other adverse claim of any kind or description.

      "LOAN VALUE" shall mean, as of any date, the unpaid principal balance of the Loans, plus Accrued Interest thereon, as set forth in the applicable Seller's general ledger and, for purposes of Section 3.3, on the Final Loan Schedule, less (a) accrued servicing fees under arrangements with third parties to service such Loans, less (b) Accrued Interest which as of the Closing Date shall be outstanding and unpaid for more than ninety (90) days after it shall have first become due and payable.

      "LOANS" shall mean, collectively, the Consumer Bank Loans, the SBA Loans, the Small Business Bank Loans and the Developmental Real Estate Loans.

      "MARKETABLE TITLE" shall mean as to each parcel of Real Property, fee simple title of record as to which a subsidiary of LandAmerica Financial Group, Inc. will issue an owner's title insurance policy to Purchaser in at least the amount of the fair market value of such Real Property and which will not contain any exceptions that will interfere with the continued use of such Real Property by Purchaser as a retail bank branch provided, however that if Purchaser fails to exercise its rights pursuant to Section 11.2(a) hereto, Marketable Title shall mean title as reflected on the title search reviewed by Purchaser pursuant to Section 11.2(a) as to which title Purchaser has not timely exercised its right to object as set forth in Section 11.2(a).

      "MATERIAL ADVERSE EFFECT" shall mean any circumstance, change in or effect on the Purchased Assets or the Assumed Liabilities that is materially adverse to the business, operation, results of operations or the financial condition of the Business, taken as a whole; provided, however, that "Material Adverse Effect" shall not include any circumstance, change in or effect on the Business directly or indirectly arising out of or attributable to (a) changes in general economic, legal, regulatory or political conditions, (b) changes in prevailing interest rates, (c) changes in GAAP, (d) any actions taken or omitted to be taken pursuant to this Agreement, or (e) the announcement of the transactions contemplated by this Agreement, any similar other agreement entered into in connection with the Merger and relating to the divestiture by Sellers or any of their Affiliates of certain of their respective assets and liabilities or the Merger Agreement.

      "MERGER" shall mean the merger of Fleet and BankBoston pursuant to the terms of the Merger Agreement.

      "MERGER AGREEMENT" shall mean that certain Agreement and Plan of Merger dated as of March 14, 1999 by and between Fleet and BankBoston, as the same may be amended or modified from time to time.

      "NEGATIVE DEPOSITS" shall mean overdrafts in Deposit Liability accounts which are not covered by Advance Lines, plus any and all Accrued Interest thereon.

      "NONPERFORMING" shall mean as of the close of business on the Closing Date any Loan with respect to which any principal or interest shall be due and unpaid by the borrower thereunder for more than one hundred and twenty (120) days prior to the Closing Date.

      "NOTICE OF PROPOSED TRANSFER" shall have the meaning specified in Section 11.2(d) hereof.

      "OFFERING MEMORANDUM" shall mean the Offering Memorandum provided to Purchaser pursuant to the terms of the Confidentiality Agreement and describing the Business.

      "OPTION PERIOD" shall have the meaning specified in Section 11.2(d) hereof.

      "OUTSTANDING CREDIT EXPOSURE" shall mean, at any time, the aggregate maximum amount available to be drawn or advanced under each Outstanding Credit Obligation, the determination of such maximum amount to assume (a) compliance with all conditions for drawing or advance under the specific Letter of Credit, and (b) no reduction (i) for any amount drawn under any Outstanding Credit Obligation unless such amount is not to be reinstated under the terms of the specific Letter of Credit, or (ii) for any amount not available to be drawn or advanced under the terms of the specific Letter of Credit.

      "OUTSTANDING CREDIT OBLIGATIONS" shall mean at any time, those Letters of Credit (a) which have not been replaced or terminated, and (b) as to which a Seller has not been released from liability.

      "PERMITTED LIENS" shall mean (a) Liens for taxes, assessments, governmental charges or levies not yet due and payable or which although delinquent can be paid without penalty or are being contested in good faith by appropriate proceedings, (b) Liens resulting from a filing by a lessor as a precautionary filing for a lease, (c) landlords' Liens under the Branch Leases and ATM Lease Agreements, (d) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than ninety (90) days past due or which are being contested in good faith by appropriate proceedings, and (e) any other Liens affecting the Purchased Assets which do not impede the ownership, operation or value of such Purchased Assets in any material respect.

      "PERSON" shall mean any individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated organization, government or other entity.

      "PURCHASE PRICE" shall have the meaning specified in Section 3.1.

      "PURCHASED ASSETS" shall have the meaning specified in Section 2.1(a).

      "PURCHASER" shall have the meaning specified in the preamble.

      "PURCHASER REGULATORY APPROVALS" shall have the meaning specified in
Section 7.5(a).

      "PURCHASER'S ACCOUNT" shall have the meaning specified in Section 3.2.

      "PURCHASER'S LETTER OF CREDIT" shall mean a standby letter of credit issued by Purchaser in favor of Sellers, in substantially the form of EXHIBIT B hereto, in a face amount equal to the sum of the aggregate maximum amount available to be drawn or advanced under each Letter of Credit as of the Closing Date, the determination of such maximum amount to assume (a) compliance with all conditions for drawing or advance under the specific Letter of Credit and (b) no reduction (i) for any amount drawn or advanced under any Letter of Credit unless such amount is not to be reinstated under the terms of the specific Letter of Credit or (ii) for any amount not available to be drawn or advanced under the terms of the specific Letter of Credit.

      "QUITCLAIM DEEDS" shall have the meaning specified in Section 5.2(a).

      "REAL PROPERTY" shall mean each parcel of real property owned by FNB on which a Facility is located, and all improvements thereon and other easements and other rights appurtenant thereto, all as more fully described on SCHEDULE 1.1(N) hereto.

      "REAL PROPERTY PURCHASE PRICE" shall mean, with respect to any parcel or parcels of Real Property, the purchase price specified on SCHEDULE 1.1(O) hereto.

      "REGULATORY APPROVALS" shall mean the Seller Regulatory Approvals and the Purchaser Regulatory Approvals.

      "REIMBURSEMENT AGREEMENT" shall mean all documents and agreements evidencing, securing or insuring the obligation of a Letter of Credit Customer to repay, or the rights of a Seller to recover, sums paid under a Letter of Credit.

      "RELEASE" shall mean releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, ejecting, escaping, leaching, disposing, seeping, infiltrating, draining or dumping.

      "REQUEST" shall have the meaning specified in Section 12.11(c).

      "SAFE DEPOSIT AGREEMENTS" shall mean the agreements between a Seller and a Customer or Customers relating to safe deposit boxes located in the Branches as of the close of business on the Closing Date.

      "SBA" shall mean the United States Small Business Administration.

      "SBA CONSENTS" shall mean all consents necessary to transfer to Purchaser the SBA Loans.

      "SBA LOANS" shall mean (a) the loans listed on SCHEDULE 1.1(P) hereto (exclusive of any reserves for loan losses) and all obligations of a Seller to make additional extensions of credit in connection with such loans, as such loans may be increased, decreased, amended, renewed, or extended in the ordinary course of business between July 1, 1999 and the close of business on the Closing Date (included within such loans shall be any Letters of Credit and ISDA Transactions related to such loans), (b) loans originated at the Branches and made in the ordinary course of business between July 1, 1999 and the close of business on the Closing Date, which loans are secured by an SBA guaranty, whether in whole or in part (exclusive of any reserves for loan losses) (included within such loans shall be any Letters of Credit and ISDA Transactions related to such loans), and all obligations of a Seller to make additional extensions of credit in connection with such loans, as such loans may be increased, decreased, amended, renewed, or extended in the ordinary course of business between July 1, 1999 and the close of business on the Closing Date and
(c) any application taken at a Branch in the ordinary course of business between the date hereof and the close of business on the Closing Date and pending on the Closing Date for a loan which would be secured by an SBA guaranty, whether in whole or in part; provided, however, that SBA Loans shall not include any loan described in subsections (a) or (b) above if such loan, as of the Closing Date, is (i) subject to a current legal proceeding related to a Customer's inability or refusal to pay such loan, (ii) not current and with respect to which proceedings are pending against the obligor or obligors of such loan under Title 11 of the United States Code or (iii) Nonperforming; and provided, further, that with respect to any such loan, to the extent that as of the Closing Purchaser shall not have received an SBA Consent, such loan shall no longer be deemed an "SBA Loan" hereunder and shall not be included in the Purchased Assets. Each SBA Loan shall include all documents executed or delivered in connection with such loan to the extent such documents are in the loan file relating to such loan, any and all collateral held as security therefor or in which a security interest, Lien or mortgage has been granted and any and all guarantees, insurance and other credit enhancements relating thereto, together with Accrued Interest thereon, all as exists at the close of business on the Closing Date.

      "SELLERS" shall have the meaning specified in the preamble.

      "SELLER REGULATORY APPROVALS" shall have the meaning specified in
Section 6.11.

      "SMALL BUSINESS BANK ASSETS" shall mean the Small Business Bank Loans and the SBA Loans.

      "SMALL BUSINESS BANK BUSINESS" shall mean the Small Business Bank Assets and the Small Business Bank Liabilities.

      "SMALL BUSINESS BANK DEPOSIT LIABILITIES" shall mean all of a Seller's obligations and liabilities relating to (a) the deposit accounts listed on
SCHEDULE 1.1(Q) hereto, (b) the deposit accounts which are opened at the Branches between July 1, 1999 and the close of business on the Closing Date by an obligor of a Small Business Bank Loan or an SBA Loan, and (c) the deposit accounts which are opened at the Branches between July 1, 1999 and the close of business on the Closing Date on behalf of a non-borrowing small business customer by a Consumer Bank Employee including, without limitation, all passbook accounts, statement savings accounts, checking, Money Market and NOW accounts, certificates of deposit, and IRA, Keogh Plan and Employee Pension Plan accounts, together with Accrued Interest thereon, all as exists at the close of business on the Closing Date, but excluding any claim or other liability relating to the origination of any such deposit account or the administration of any such deposit account prior to the close of business on the Closing Date.

      "SMALL BUSINESS BANK LIABILITIES" shall mean any and all liabilities and obligations relating to or arising out of the Small Business Bank Assets, to the extent that such liabilities and obligations arise and accrue after the close of business on the Closing Date, but including any Unfunded Advances under the Loans included therein.

      "SMALL BUSINESS BANK LOANS" shall mean (a) the loans listed on SCHEDULE 1.1(R) hereto (exclusive of any reserves for loan losses) and all obligations of a Seller to make additional extensions of credit in connection with such loans, as such loans may be increased, decreased, amended, renewed or extended in the ordinary course of business between July 1, 1999 and the close of business on the Closing Date (included within such loans shall be any Letters of Credit and ISDA Transactions related to such loans), (b) loans made to small businesses and originated at the Branches in the ordinary course of business between July 1, 1999 and the close of business on the Closing Date (exclusive of any reserves for loan losses) and all obligations of a Seller to make additional extensions of credit in connection with such loans, as such loans may be increased, decreased, amended, renewed or extended in the ordinary course of business between July 1, 1999 and the close of business on the Closing Date (included within such loans shall be any Letters of Credit and ISDA Transactions related to such loans), and (c) any application taken at a Branch in the ordinary course of business between the date hereof and the Closing Date and pending on the Closing Date for a loan to be made to a small business; provided, however, that Small Business Bank Loans shall not include any loan described in subsections
(a) or (b) above if such loan, as of the Closing Date, is (i) subject to a current legal proceeding related to a Customer's inability or refusal to pay such loan, (ii) not current and with respect to which proceedings are pending against the obligor or obligors of such loan under Title 11 of the United States Code or (iii) Nonperforming. Each Small Business Loan shall include all documents executed or delivered in connection with such loan to the extent such documents are in the loan file relating to such loan, and any and all collateral held as security therefor or in which a security interest, Lien or mortgage has been granted and any and all guarantees, insurance and other credit enhancements relating thereto, together with Accrued Interest thereon, all as exists at the close of business on the Closing Date.

      "SUBLEASE AGREEMENT" shall have the meaning specified in Section 8.3(c).

      "SWAP MARKET VALUE OF THE ISDA TRANSACTIONS" shall be equal to the aggregate of bid-offer spread for each ISDA Transaction, calculated by a nationally recognized securities dealer mutually acceptable to Fleet and Independent and calculated as if an Early Termination Event (as defined in the standard form of the ISDA Agreement) has occurred on the Closing Date (as such term is defined in the standard ISDA Agreement); provided, however, that in the event that Fleet and Independent are unable to mutually agree upon such securities dealer, then Fleet shall designate a nationally recognized securities dealer, Independent shall designate a nationally recognized securities dealer and such securities dealers shall designate a third nationally recognized securities dealer to calculate such aggregate bid-offer spread.

      "SWAP PORTFOLIO ADJUSTMENT" shall be an amount equal to the Swap Market Value of the ISDA Transactions.

      "TENANT LEASES" shall mean leases or subleases between a Seller, as lessor, and the tenants, if any, listed on SCHEDULE 1.1(S) hereto.

      "TITLE REPORT EXPIRATION DATE" shall have the meaning specified in Section 11.2(a) hereof.

      "TRANSFER DATE" shall mean the first Business Day following the Closing Date.

      "TRANSFERRED EMPLOYEES" shall mean all Consumer Bank Employees and the Consumer Bank Related Employees who accept offers of employment from Purchaser as contemplated by Section 9.6(a).

      "UCC" shall mean the Uniform Commercial Code in effect in the Commonwealth of Massachusetts.

      "UCC ARTICLE 5" shall mean Article 5 of the UCC.

      "UCP 500" shall mean the Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication No. 500.

      "UNFUNDED ADVANCE" shall mean an advance requested under a Loan on or prior to the Closing Date pursuant to the terms and provisions of such Loan which a Seller is not obligated to fund until following the Closing Date.

      "WARN ACT" shall mean the Worker Adjustment and Retraining Notification Act, as amended (29 U.S.C. ss.2101, eT Seq.) and similar state and local laws, regulations and other issuances, including, without limitation, the Massachusetts law on plant closings under General Laws of the Commonwealth of Massachusetts, Chapter 151A.

      "YEARS OF SERVICE" shall have the meaning specified in Section 9.6(b) hereof.

      Section 1.2. ACCOUNTING TERMS. All accounting terms not otherwise defined herein shall have the respective meanings assigned to them in accordance with "generally accepted accounting principles" consistently applied as are in effect from time to time in the United States of America ("GAAP").

                                   ARTICLE II

                    PURCHASE AND SALE OF PURCHASED ASSETS AND
                ASSIGNMENT AND ASSUMPTION OF ASSUMED LIABILITIES

      Section 2.1. PURCHASE AND SALE OF ASSETS; NO OTHER ASSETS PURCHASED

      (a) Subject to the terms and conditions hereof, including without limitation the assumption by Purchaser of the Assumed Liabilities, as of the close of business on the Closing Date, each Seller shall sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase and accept from each Seller, all of such Seller's right, title and interest in, to and under certain assets of such Seller as described below (collectively, the "Purchased Assets"):

            (i)   The Consumer Bank Assets;

            (ii)  The Small Business Bank Assets;

            (iii) All of such Seller's rights with respect to the contracts and relationships giving rise to the Deposit Liabilities;

            (iv) The Advance Lines and the Negative Deposits, each as of the Closing Date;

            (v) All insurance premiums paid by Sellers to the FDIC which are allocated to insurance coverage for the Deposit Liabilities following the Closing Date, to the extent a proration or adjustment is made with respect thereto pursuant to Section 3.5;

            (vi) All of each Seller's right, title and interest in and to all books and records relating to the Purchased Assets described in the other subsections of this Section 2.1(a) and the Assumed Liabilities, as such books and records may exist and as are held by Sellers at the Branches;

            (vii) The ISDA Agreements; and

           (viii) A 100% participation interest in the Letters of Credit as contemplated by Section 12.11.

      (b) Purchaser understands and agrees that it is purchasing only the Purchased Assets (and assuming only the Assumed Liabilities) specified in this Agreement and (i) except as may be expressly provided for in this Agreement, Purchaser has no interest in any other business relationship which Sellers or any of their Affiliates has or may have with any Customer or (ii) any other customer of Sellers or their Affiliates. Purchaser further understands and agrees that Sellers and their Affiliates are retaining any and all rights and claims which any of them may have, including but not limited to indemnification or reimbursement rights, with respect to the Purchased Assets and the Assumed Liabilities, to the extent that such rights or claims relate to the conduct of the business of the Business prior to the Closing.

      Section 2.2. ASSUMED LIABILITIES.

      (a) Subject to the terms and conditions of this Agreement, including without limitation the transfer of the Purchased Assets to Purchaser, on the Closing Date, Purchaser shall assume, and thereafter honor and fully and timely, pay, perform and discharge when due, the following liabilities of Sellers and shall perform all duties, responsibilities, and obligations of Sellers under the following, to the extent that such liabilities, duties, responsibilities and obligations arise or accrue after close of business on the Closing Date (other than those described in Section 2.2(a)(viii)(A), which shall not be so limited) (collectively, the "Assumed Liabilities"):

            (i)   The Consumer Bank Liabilities;

            (ii)  The Small Business Bank Liabilities;

            (iii) All of each Seller's duties and responsibilities relating to the Deposit Liabilities, including without limitation, with respect to: (x) the abandoned property laws of any state; (y) any legal process which is served on Sellers on or before the Closing Date with respect to claims against or related to the Deposit Liabilities; or (z) any other applicable law;

            (iv)  The Assumed Severance Obligations;

            (v) The Advance Lines and the Negative Deposits, each as of the Closing Date;

            (vi) Any of Sellers' accrued and unpaid expenses related to the operations of the Business to the extent a proration or adjustment is made with respect thereto pursuant to Section 3.5;

            (vii) The ISDA Agreements;

           (viii) Any and all liabilities or obligations of Sellers or Fleet or any of their Affiliates under Environmental Laws relating to, resulting from or arising out of:

                  (A) Use or operation of the Real Property or the Facilities (other than Real Property leased to Purchaser pursuant to Section 11.1 hereof) prior to, on or after the Closing Date, or

                  (B) Use or operation of the Real Property or Facilities by the Purchaser on or after the Closing Date, in either case including without limitation (1) the presence of any Hazardous Materials or a release or the threat of a release on, at or from the Real Property or Facilities, (2) investigative, containment, removal, clean up and other remedial actions with respect to a release or the threat of release on, at or from the Real Property or Facilities, or (3) human exposure to any Hazardous Materials or nuisances of whatever kind to the extent the same arise from the condition of the Real Property or Facilities or the ownership, use, operation, sale, transfer or conveyance thereof;

                  (ix) Any and all other liabilities and obligations relating to or arising out of the Purchased Assets or Assumed Liabilities to be performed after the Closing or arising out of the operation of the Facilities or the Real Property from and after the Closing Date, but only to the extent that such liabilities or obligations arise or accrue after the close of business on the Closing Date and are caused by actions or omissions taken or occurring after the Closing;

                  (x)   Unfunded Advances under the Loans; and

                  (xi)  The participation obligations as contemplated in Section
                        12.11 relating to the Letters of Credit.

      (b) Except for the Assumed Liabilities and except as otherwise set forth in this Agreement, Purchaser shall not assume or be bound by any duties, responsibilities, obligations or liabilities of any kind or nature, whether known or unknown, whether asserted or unasserted, whether accrued or unaccrued, whether contingent or otherwise.

                                   ARTICLE III

                            PURCHASE PRICE; PAYMENT;
                           SETTLEMENT; TAX ALLOCATION

      Section 3.1. PURCHASE PRICE. The purchase price for the Purchased Assets shall be an amount computed as follows (the "Purchase Price"):

      (a) An amount equal to twelve percent (12%) of the Average Daily Balance; PLUS

      (b) The aggregate of the Real Property Purchase Prices for all of the Real Property; (other than the Real Property leased pursuant to Section 11.1); PLUS

      (c) The aggregate net book value of the Fixed Assets as reflected on the general ledger of the applicable Seller as of the close of business on the Closing Date; PLUS

      (d) The Loan Value of the Loans as of the close of business on the Closing Date; PLUS

      (e) The aggregate unpaid principal balance of the Advance Lines and the Negative Deposits, plus Accrued Interest thereon (to the extent such Accrued Interest shall be outstanding and unpaid for ninety (90) days or less prior to the Closing Date), each as set forth on the general ledger of the applicable Seller, as of the close of business on the Closing Date, PLUS

      (f) The aggregate net book value of the owned ATMs, as set forth on the general ledger of the applicable Seller, as of the close of business on the Closing Date; PLUS

      (g) The aggregate amount of Cash as of the close of business on the Closing Date; PLUS

      (h) (i) The Swap Portfolio Adjustment, if such adjustment is a positive number or (ii) if the Swap Portfolio Adjustment is a negative number, MINUS the absolute value of the Swap Portfolio Adjustment.

      Section 3.2. PAYMENT AT CLOSING. On or prior to the second Business Day immediately preceding the Closing Date, Sellers shall deliver to Purchaser the Draft Closing Statement. On the Closing Date, FNB shall pay to Purchaser by wire transfer of immediately available funds to such account as Purchaser shall advise Sellers no later than three (3) Business Days prior to the Closing Date ("Purchaser's Account") the amount by which the Average Daily Balance (including Accrued Interest) as calculated as of the close of business on the fifth (5th) Business Day preceding the Closing Date exceeds the Estimated Purchase Price (the "Estimated Payment Amount").

      Section 3.3. ADJUSTMENT OF ESTIMATED PAYMENT AMOUNT.

      (a) On or before 12:00 noon on the thirtieth (30th) day following the Closing Date, Sellers shall deliver to Purchaser a statement setting forth (i) the Purchase Price (including all adjustments and prorations thereto) and each component thereof (including with respect to the Loans a Schedule as of the close of business on the Closing Date of the Loans (the "Final Loan Schedule")) and (ii) the amount of the Average Daily Balance. Sellers shall make available to Purchaser and/or its representatives such work papers, schedules and other supporting data as may be reasonably requested by Purchaser to enable Purchaser to verify such determinations. Such statement shall also set forth the amount (the "Adjusted Payment Amount") by which the Average Daily Balance exceeded the Purchase Price (including all adjustments and prorations thereto) calculated as of the close of business on the Closing Date or such other date as required by this Agreement.

      (b) On or before 12:00 noon on the sixtieth (60th) day following the Closing Date, FNB shall pay to Purchaser by wire transfer of immediately available funds to Purchaser's Account, an amount equal to the excess of the Adjusted Payment Amount over the Estimated Payment Amount, plus interest calculated using the Federal Funds Rate on such excess amount from the Closing Date to but excluding the payment date, or, if the Estimated Payment Amount exceeds the Adjusted Payment Amount, Purchaser shall pay to FNB by wire transfer of immediately available funds to such account as FNB shall advise Purchaser, an amount equal to such excess, plus interest thereon calculated using the Federal Funds Rate from the Closing Date to but excluding the payment date. Any payment or refund pursuant to this Section 3.3(b) shall be treated, for all purposes, as an adjustment to the Purchase Price.

      Section 3.4. ALLOCATION OF PURCHASE PRICE.

      (a) Purchaser and Sellers agree that, upon final determination of the Purchase Price, the Purchase Price shall be allocated to the Purchased Assets in accordance with SCHEDULE 3.4(A) hereto.

      (b) Purchaser and Sellers shall report the transaction contemplated by this Agreement (including income tax reporting requirements imposed pursuant to Section 1060 of the Code) in accordance with the allocation specified on
SCHEDULE 3.4(A) hereto. In the event any party hereto receives notice of a tax audit with respect to the allocation of the Purchase Price specified herein, such party shall immediately notify the other party in writing as to the date and subject of such audit.

      (c) If any federal, state or local tax return report or filing by Purchaser or Sellers relating to the transactions contemplated hereby and filed on the basis of the allocation set forth on SCHEDULE 3.4(A) hereto, is challenged by the taxing authority with which such return, report or filing was filed, the filing party shall assert and maintain in good faith the validity and correctness of such allocation during the audit thereof until the issuance by the taxing authority of a "30 Day Letter", or a determination of liability equivalent thereto, to such party, whereupon such party shall, in its sole discretion, have the right to pay, compromise, settle, dispute or otherwise deal with its alleged tax liability. If such a tax return, report or filing is challenged as herein described, the party filing such return, report or filing shall timely keep the other party apprised of its decisions and the current status and progress of all administrative and judicial proceedings, if any, that are undertaken at the election of the filing party.

      (d) If either party (including permitted successors and assigns thereof) to this Agreement defaults under this Section 3.4, it shall pay as damages to the other party, so long as such other party is not in default under this
Section 3.4, an amount which, after reduction for all income or gain taxes, including without limitation interest and penalties, which would be incurred (calculated at the highest marginal rate applicable in the relevant jurisdictions) as a result of receiving said amount, is equal to the result (but not less than zero) of subtracting the amount in (ii) below from the amount in
(i) below:

                  (i) The total amount of income or gains taxes (including interest and penalties calculated at the highest marginal rate applicable in the relevant jurisdictions) to all jurisdictions imposing such taxes upon the non-defaulting party with respect to the transactions contemplated hereby; and

                  (ii) The total amount of income or gains taxes which would have been incurred (including interest and penalties calculated at the highest marginal rate applicable in the relevant jurisdictions) to all jurisdictions imposing such taxes upon the non-defaulting party with respect to the transactions contemplated hereby, if such taxing jurisdictions had accepted the allocations specified in SCHEDULE 3.4(A) hereto.

      Section 3.5. PRORATION; OTHER CLOSING DATE ADJUSTMENTS.

      (a) Except as otherwise specifically provided in this Agreement, it is the intention of the parties that Sellers will operate the Facilities for their own account and own the Loans and other Purchased Assets (and all rights associated therewith) until the close of business on the Closing Date, and that Purchaser shall operate the Facilities, own the Loans and other Purchased Assets and assume the Deposit Liabilities and other Assumed Liabilities (and all rights associated therewith) for its own account from and after the close of business on the Closing Date. Thus, except as otherwise specifically provided in this Agreement, items of income and expense shall be prorated as of the close of business on the Closing Date, and shall be settled between Sellers and Purchaser as of the Closing Date, whether or not such adjustment would normally be made as of such time. Items of proration will be handled as an adjustment to the Purchase Price and not as adjustments to the Estimated Payment Amount, unless otherwise agreed by the parties hereto.

      (b) For purposes of this Agreement, items of proration and other adjustments shall include, without limitation: (i) amounts prepaid and unused for safe deposit rentals; (ii) rental and other payments under the Branch Leases, ATM Lease Agreements and Tenant Leases, including security deposits;
(iii) sales, real estate and use taxes (other than such sales, real estate and use taxes that arise as a result of the transactions contemplated by this Agreement which shall be paid by Purchaser or by Sellers in accordance with
Section 4.1 hereof); (iv) insurance premiums paid or payable to the FDIC attributable to insurance coverage for the Deposit Liabilities for the period from and after the Closing Date; (v) fees for customary annual or periodic licenses or permits; (vi) water, sewer, fuel and utility charges; and (vii) other prepaid items of income and expense, in each case as of the close of business on the Closing Date; provided that items of proration and other adjustments shall not include commitment and other fees paid in advance by Customers with respect to Loans, Letters of Credit and ISDA Agreements. Notwithstanding the foregoing, if accurate arrangements cannot be made as of the Closing Date for any of the foregoing items of proration, the parties shall apportion the charges for the foregoing items on the basis of the bill therefor for the most recent billing period prior to the Closing Date.

                                   ARTICLE IV

                                      TAXES

      Section 4.1. SALES, TRANSFER AND USE TAXES. Except as otherwise provided in this Agreement, any sales, transfer, use or similar taxes, including but not limited to all transfer taxes required in connection with the transfer of the Real Property to Purchaser, which are payable or arise as a result of this Agreement or the consummation of the transactions contemplated hereby, shall be paid by Purchaser on the Closing Date.

      Section 4.2. INFORMATION REPORTS. Purchaser and Sellers shall each provide to the IRS on a timely basis and otherwise as required by law Forms 1099INT, 1099R, W-2P, 5498 and any other required forms and reports with respect to each Deposit Liability concerning interest paid on, or contributions to and distributions from, the Deposit Liability accounts, as appropriate, for the periods during which Purchaser and Sellers, respectively, administered such accounts, including without limitation, any information required by the IRS pursuant to any request for back-up withholding and taxpayer identification number certification records and documents. Sellers shall make such reports for interest paid or credited to Customers through and including the Closing Date and Purchaser shall make such reports after the Closing Date.

                                  ARTICLE V(*)

                                     CLOSING

      Section 5.1. CLOSING DATE.

      (a) Upon the terms and subject to the conditions of this Agreement, the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Edwards & Angell, LLP, 101 Federal Street, 23rd Floor, Boston, Massachusetts 02110 at 10:00 a.m. (which Closing shall be effective as of the close of business on the Closing Date) on the Friday next following the seventh (7th) Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in
Article XIII hereof (other than obligations to be performed at the Closing) or at such other time or on such other date as Sellers and Purchaser may mutually agree in writing; provided, however, that the Closing Date shall be no earlier than July 1, 2000 and provided, further, that any party shall be permitted to extend the Closing Date to such date, which shall be no later than August 30, 2000, if such extension is necessary for Sellers to be prepared to convert Sellers' account information as to the Deposit Liabilities and the Loans onto Purchaser's data processing system or for Purchaser to be prepared to accept and process such account information onto Purchaser's data processing system, or at such other place or at such other time or on such other date as Sellers and Purchaser may mutually agree in writing (the day on which the Closing takes place being the "Closing Date").

      (b) It is anticipated that the Transfer Date shall coincide with the conversion of Sellers' account information as to the Deposit Liabilities and the Loans onto Purchaser's data processing system. Sellers and Purchaser shall each use their commercially reasonable efforts to take such actions, and Sellers and Purchaser shall cooperate with each other, to ensure that such conversion is completed on the Transfer Date. However, notwithstanding the foregoing, in the event of an extraordinary data processing occurrence on or prior to the Transfer Date which prevents such conversion, then at either party's option (i) the Closing may be postponed, or (ii) the Closing shall take place and Sellers and their Affiliates shall assist Purchaser in servicing the Deposit Liabilities and the Loans upon such terms and for such fees as are customarily charged by unaffiliated third party processors for such arrangements, including but not limited to, any out-of-pocket costs incurred by Sellers or their Affiliates as a result of Sellers or their Affiliates providing such service. In the event of a Closing pursuant to clause (ii) above, the parties shall negotiate in good faith one or more interim servicing agreements for the Deposit Liabilities and Loans.

      Section 5.2. SELLERS' DELIVERIES. On or before the Closing Date, Sellers shall deliver to Purchaser, duly executed and acknowledged where required:

      (a) Deeds for the Real Property in substantially the form of EXHIBIT C hereto, pursuant to which the Real Property (other than Real Property leased pursuant to Section 11.1 hereof) shall be transferred to Purchaser "AS IS", "WHERE IS" and with all faults but with the benefit of any statutory quitclaim covenants (the "Quitclaim Deeds");

      (b) A bill of sale for the Purchased Assets in substantially the form of EXHIBIT D hereto, pursuant to which the Purchased Assets (other than the Real Property) shall be transferred to Purchaser "AS IS", "WHERE IS" and with all faults;

      (c) An assignment and assumption agreement with respect to the Assumed Liabilities in substantially the form of EXHIBIT E hereto (the "Assignment and Assumption Agreement");

      (d) Lease assignment and assumption agreements with respect to each of the Branch Leases and ATM Lease Agreements in substantially the form of EXHIBIT F hereto (the "Lease Assignments");

      (e) Subject to the provisions of Section 8.3, such consents of landlords under the Branch Leases and ATM Lease Agreements as shall be required pursuant to the terms of such Branch Leases and ATM Lease Agreements to the assignment of the Branch Leases and ATM Lease Agreements to Purchaser and to the release of Sellers from liability thereunder (the "Landlord Consents");

      (f) An Officer's Certificate in substantially the form of EXHIBIT G hereto;

      (g) An opinion of counsel of Sellers and Fleet (which opinion may be from in-house counsel), dated the Closing Date, in form and substance reasonably satisfactory to Purchaser to the effect that: (i) each Seller and Fleet is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, with full corporate power and authority to enter into and perform its obligations under this Agreement; and
(ii) this Agreement has been duly and validly authorized, executed and delivered by each Seller and Fleet and (assuming due authorization, execution and delivery by Purchaser and Independent) is a legal, valid and binding obligation of each Seller and Fleet, enforceable against each Seller and Fleet in accordance with its terms, except as enforcement may be limited by receivership, conservatorship, and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditor's rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies or the waiver of rights or remedies;

      (h) The Draft Closing Statement;

      (i) The resignation of the applicable Seller as trustee or custodian, as applicable, with respect to each IRA, Keogh Plan or Employee Pension Plan deposit account included in the Deposit Liabilities and the designation of Purchaser as successor trustee or custodian with respect thereto;

      (j) A limited power of attorney granting Purchaser the authority to execute certain documents on behalf of Sellers in substantially the form of EXHIBIT H hereto;

      (k) The FIRPTA Affidavits;

      (l) The Collateral Agency Agreement and the Collateral Assignment Instruments;

      (m) Physical possession of all Purchased Assets as are capable of physical delivery;

      (n) Possession of all loan files held in the Facilities and all loan files held by BKB relating to the Developmental Real Estate Loans and collateral in the custody of Sellers relating to the Loans; and

      (o) Such other documents as are necessary to effect the transactions contemplated hereby as Purchaser shall reasonably request.

      Section 5.3. PURCHASER'S DELIVERIES. On or before the Closing Date, Purchaser shall deliver to Sellers:

      (a) The Assignment and Assumption Agreement;

      (b) Purchaser's acceptance of its appointment as of the close of business on the Closing Date as successor trustee or custodian, as applicable, of the IRA, Keogh Plan and Employee Pension Plan deposit accounts included in the Deposit Liabilities and its assumption of the fiduciary obligations of the trustee or custodian with respect thereto;

      (c) The Lease Assignments and such other instruments and documents as any landlord under a Branch Lease or ATM Lease Agreement may reasonably require as necessary or desirable for providing for the assumption by Purchaser of such Branch Lease or ATM Lease Agreement, as applicable, each such instrument and document in the form and substance reasonably satisfactory to the parties hereto and dated as of the Closing Date;

      (d) An Officer's Certificate in substantially the form of EXHIBIT I hereto;

      (e) An opinion of counsel of Purchaser and Independent, dated the Closing Date, in the form and substance reasonably satisfactory to Sellers, to the effect that (i) each of Purchaser and Independent is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, with full corporate power and authority to enter into and perform its obligations under this Agreement; and (ii) this Agreement has been duly and validly authorized, executed and delivered by each of Purchaser and Independent, and (assuming due authorization, execution and delivery by Sellers and Fleet) is a legal, valid and binding obligation of each of Purchaser and Independent, enforceable against Purchaser and Independent in accordance with its terms, except as enforcement may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies of the waiver of rights or remedies;

      (f) The Purchaser's Letter of Credit;

      (g) The Collateral Agency Agreement and the Collateral Assignment Instruments;

      (h) The SBA Consents; and

      (i) Such other documents as are necessary to effect the transactions contemplated hereby as Sellers shall reasonably request.

                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

      Sellers jointly represent and warrant to Purchaser as follows:

      Section 6.1. ORGANIZATION. Each Seller is a national bank duly organized, validly existing and in good standing under the laws of the United States. Fleet is a corporation duly organized, validly existing and in good standing under the laws of the State of Rhode Island.

      Section 6.2. AUTHORITY. Each Seller and Fleet has the power and authority to enter into and perform this Agreement and any other documents executed pursuant hereto. This Agreement and any other documents or instruments executed pursuant hereto and the execution, delivery and performance hereof and thereof have been duly authorized and approved by all necessary corporate action on the part of each Seller and Fleet, and this Agreement and the instruments and documents executed pursuant hereto constitutes, or when executed will constitute, the valid and binding obligations of each Seller and Fleet, enforceable against each Seller and Fleet in accordance with its terms, except as enforcement may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies or the waiver of rights or remedies.

      Section 6.3. NON-CONTRAVENTION. The execution and delivery of this Agreement and the instruments and documents executed pursuant hereto by each Seller and Fleet do not and, subject to the receipt of all Regulatory Approvals, the consummation of the transactions contemplated by this Agreement will not constitute (a) a material breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license of any Seller or Fleet or to which any Seller or Fleet is subject, which breach, violation, or default would have a Material Adverse Effect or (b) a breach or violation of or a default under the articles of association or bylaws of any Seller or Fleet.

      Section 6.4. COMPLIANCE WITH LAW. To the Knowledge of each Seller, the business and operations of the Business are being conducted in accordance with all applicable laws, rules and regulations of all governmental authorities, other than those laws, rules and regulations of governmental authorities the penalty or liability for the violation of which, if imposed or asserted, would not have a Material Adverse Effect.

      Section 6.5. LEGAL PROCEEDINGS. There are no actions, suits, or proceedings, whether civil, criminal or administrative, pending as of the date of the Agreement or, to the Knowledge of each Seller, threatened as of the date of the Agreement against or affecting any Seller or Fleet, which would reasonably be expected to have a Material Adverse Effect.

      Section 6.6. TENANTS; BRANCH LEASES.

      (a) Except for the tenants listed on SCHEDULE 1.1(S) hereto, there are no tenants or, to the Knowledge of FNB, other occupants of the Facilities owned by FNB.

      (b) Except as set forth in SCHEDULE 6.6(B) hereto, each of the Branch Leases and ATM Lease Agreements is in full force and effect, and to the Knowledge of FNB, FNB is not in default under any of its obligations thereunder, except for such defaults which would not have a Material Adverse Effect.

      Section 6.7. TITLE TO PURCHASED ASSETS.

      (a) A Seller is the lawful owner of each of the Purchased Assets (other than the Real Property), free and clear of all Liens other than Permitted Liens and, except for consents required to transfer the Purchased Assets, a Seller has the right to sell, convey, transfer, assign and deliver to Purchaser all of the Purchased Assets.

      (b) A Seller or an Affiliate thereof is the lawful owner of the Real Property as shown on the title commitments related to such Real Property previously delivered to Purchaser.

      Section 6.8. LOANS. (a)(i) Each Loan represents the legal, valid and binding obligation of the related borrower, enforceable by the holder thereof in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights generally.

      (ii) Each Loan (A) was originated or purchased by a Seller, (B) to the extent secured is secured by a valid and enforceable Lien in the collateral therefor, which Lien is assignable, and (C) contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for practical realization against any collateral therefor.

      (iii) Each Loan complied at the time the Loan was originated in all material respects with all applicable requirements of applicable federal, state, and local laws, and regulations thereunder.

      (b) Except as set forth in Section 6.8(a)(i), (ii) and (iii) above, neither Sellers nor Fleet makes any representation or warranty of any kind to Purchaser relating to the Loans and neither Sellers nor Fleet shall be responsible (except to the extent represented in Section 6.8(a) above) for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency, value or collectibility of the Loans or any document, instrument or agreement in the loan file, including, without limitation, documents granting a Seller a security interest in any collateral relating to a Loan, (ii) any representation, warranty or statement made by an obligor or other party in or in connection with any Loan, (iii) the financial condition or creditworthiness of any primary or secondary obligor under any Loan or any guarantor or surety or other obligor thereof, (iv) the performance by the obligor or compliance with any of the terms or provisions of any of the documents, instruments and agreements relating to any Loan, (v) inspecting any of the property, books or records of any obligor, or (vi) any of the warranties set forth in Section 3-417 of the UCC.

      Section 6.9. NO BROKER. Other than Credit Suisse First Boston Corporation and Keefe Bruyette & Woods (each of whose fees and expenses will be paid solely by Fleet), no broker or finder, or other party or agent performing similar functions, has been retained by any Seller or its Affiliates or is entitled to be paid based on any arrangements, agreements or understandings made by any Seller or its Affiliates in connection with the transactions contemplated hereby, and no brokerage fee or other commission has been agreed to be paid by any Seller or its Affiliates on account of such transactions.

      Section 6.10. ASSUMED DEPOSIT LIABILITIES. The Deposit Liabilities are insured by the FDIC through the Bank Insurance Fund or the Savings Association Insurance Fund to the extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Sellers.

      Section 6.11. REGULATORY MATTERS.

      (a) The execution, delivery and performance of this Agreement and the other agreements to be entered into in connection herewith by Fleet and Sellers do not and will not require any consent, approval, authorization or other order of, action by, filing or registration with or notification to any governmental authority except as set forth on SCHEDULE 6.11 hereto ("Seller Regulatory Approvals").

      (b) There are no pending, or to the Knowledge of any Seller, threatened disputes or controversies between any Seller or Fleet and any federal, state or local governmental authority, including without limitation with respect to capital requirements or year 2000 readiness that (i) would reasonably be expected to prevent or materially delay any Seller or Fleet from being able to perform their respective obligations under this Agreement or (ii) would reasonably be expected to impair the validity or consummation of this Agreement or the transactions contemplated hereby. Neither Sellers nor Fleet has received any indication from any federal, state or other governmental authority that such governmental authority would oppose or refuse to grant or issue its consent or approval, if required, with respect to the transactions contemplated hereby.

      Section 6.12. LIMITATIONS ON AND DISCLAIMER OF REPRESENTATIONS AND WARRANTIES AND PURCHASER'S RELEASE IN CONNECTION THEREWITH. Except as otherwise addressed in this Article VI, notwithstanding anything to the contrary contained herein or in any other document or agreement delivered in connection herewith:

      (a) Neither Sellers nor Fleet makes any representations or warranties, express or implied, as to the physical condition of the Fixed Assets, all of which are being sold "AS IS", "WHERE IS", without recourse and with all faults at the Closing Date.

      (b) Neither Sellers nor Fleet makes any representations or warranty, express or implied, of any type or nature with respect to the physical condition of the Facilities or Real Property which are being sold "AS IS, "WHERE IS" without recourse and with all faults, without any obligation on the part of Sellers. Except as otherwise expressly set forth in this Agreement, by closing this transaction, Purchaser hereby releases and agrees to hold harmless Sellers and Fleet and waives any claims which Purchaser may now or hereafter have against Sellers or Fleet relating to the physical condition of the Facilities or the Real Property from and after the Closing, including without limitation with respect to claims under Environmental Laws or with respect to the presence of Hazardous Materials or with respect to claims under the ADA.

      (c) Neither Sellers nor Fleet makes any representations or warranties to Purchaser as to whether, or the length of time during which, any accounts relating to Deposit Liabilities will be maintained by the owners of such Deposit Liabilities at the Branches after the Transfer Date.

      (d) Except as specifically provided for in this Agreement, Sellers and Fleet disclaim and make no representations or warranties whatsoever with respect to the Business, Purchased Assets or Assumed

Liabilities, express or implied, including, without limitation, any representations or warranties with respect to merchantability, fitness, title, enforceability, collectibility, documentation or freedom from Liens (in whole or in part) and disclaim any liability and responsibility for any negligent representation, warranty, statement or information otherwise made or communicated, by oversight or information otherwise made or communicated, by oversight or otherwise (orally or in writing), to Purchaser in connection with the transactions contemplated hereby (including without limitation, any opinion, information, projection, statement or advice contained in the Offering Memorandum or which may have been provided to Purchaser by any employee, officer, agent, stockholder or other representative of any Seller, Fleet or their Affiliates in connection with the transactions contemplated hereby).

                                   ARTICLE VII

                 REPRESENTATIONS AND WARRANTIES OF PURCHASER AND
                                   INDEPENDENT

      Purchaser and Independent represent and warrant to Sellers as follows:

      Section 7.1. ORGANIZATION. Purchaser is a Massachusetts chartered trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Independent is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

      Section 7.2. AUTHORITY. Each of Purchaser and Independent has the power and authority to enter into and perform this Agreement and any instruments or other documents executed pursuant hereto. This Agreement and any instruments or other documents executed pursuant hereto, and the execution, delivery and performance hereof and thereof have been duly authorized and approved by all necessary corporate action on the part of each of Purchaser and Independent, and this Agreement constitutes a valid and binding obligation of each of Purchaser and Independent, enforceable against each of Purchaser and Independent in accordance with its terms, except as enforcement may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies or the waiver of rights or remedies.

      Section 7.3. NON-CONTRAVENTION. The execution and delivery of this Agreement and any instruments or other documents executed pursuant hereto by Purchaser do not and, subject to the receipt of all Regulatory Approvals, the consummation of the transactions contemplated by this Agreement, will not constitute (a) a material breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license of Purchaser or Independent or to which either is subject, which breach, violation or default would prevent or materially delay Purchaser or Independent from being able to perform their respective obligations under this Agreement in all material respects, or (b) a breach or violation of or a default under the charter or bylaws of Purchaser or Independent or any material contract or other instrument to which either of them is a party or by which either of them is bound which breach, violation or default would prevent Purchaser or Independent from performing its obligations under this Agreement in all material respects.

      Section 7.4. LEGAL PROCEEDINGS. There are no actions, suits, or proceedings, whether civil, criminal or administrative, pending or, to the knowledge of Purchaser or Independent threatened against or affecting Purchaser or Independent which could prevent or materially delay Purchaser or Independent from performing its obligations under this Agreement in all material respects.

      Section 7.5. CONSENTS AND OTHER REGULATORY MATTERS.

      (a) The execution, delivery and performance of this Agreement and the other agreements to be entered into in connection herewith by Purchaser and Independent do not and will not require any consent, approval, authorization or other order of, action by, filing or registration with or notification to (i) any governmental authority except as set forth on SCHEDULE 7.5(A) hereto ("Purchaser Regulatory Approvals") or (ii) any other party.

      (b) There are no pending, or to the knowledge of Purchaser, threatened disputes or controversies between Purchaser or Independent and any federal, state or local governmental authority, including without limitation with respect to capital requirements or year 2000 readiness that (i) would reasonably be expected to prevent or materially delay Purchaser or Independent from being able to perform its obligations under this Agreement or (ii) would reasonably be expected to impair the validity or consummation of this Agreement or the transactions contemplated hereby. Independent and Purchaser have discussed with the Massachusetts Division of Banks this Agreement and the transactions contemplated hereby. Neither Purchaser nor Independent believes or has received any indication from any federal, state or other governmental authority that such governmental authority would oppose or refuse to grant or issue its consent or approval, if required, with respect to the transactions contemplated hereby. Assuming consummation of the Capital Transaction Purchaser believes that it can satisfy all capital and other regulatory requirements necessary to obtain all Purchaser Regulatory Approvals.

      (c) The deposits of Purchaser are insured by the FDIC in accordance with the FDIA, and Purchaser has paid all assessments and has filed all reports required to be filed by it by the FDIC.

      (d) As of the date hereof, without giving effect to the transactions contemplated hereby, and following the transactions contemplated hereby, Purchaser is (i) at least "adequately capitalized", as defined in the FDIA, and
(ii) meets all capital requirements, standards and ratios required by each state or federal bank regulator with jurisdiction over Purchaser, including without limitation, any such higher requirement, standard or ratio as applies to institutions engaging in the acquisition of insured institution deposits, assets or branches, and assuming consummation of the Capital Transaction no such regulator is likely to, or has indicated that it will, condition any of the Purchaser Regulatory Approvals upon an increase in Purchaser's capital or compliance with any capital requirement, standard or ratio applicable to Purchaser.

      (e) To the knowledge of Purchaser, it will not be required to divest any of the Purchased Assets or Assumed Liabilities or any other asset or liability as a condition to the receipt of any of the Purchaser Regulatory Approvals.

      (f) Purchaser was rated "Satisfactory" or "Outstanding" following its most recent CRA examination by the regulatory agency responsible for its supervision. Purchaser has received no notice of and has no knowledge of any planned or threatened objection by any community group to the transactions contemplated hereby.

      Section 7.6. WARN ACT. Purchaser is not planning or contemplating, and has not made or taken, any decisions or actions concerning the Transferred Employees after the Closing that would require the service of notice under the WARN Act.

      Section 7.7. CAPITAL AVAILABLE. Upon consummation of the Capital Transaction and the Capital Infusion, Purchaser will have sufficient capital to support the acquisition of the Business and to perform Purchaser's other obligations hereunder and under any of the other documents executed in connection herewith.

      Section 7.8. NO BROKER. Other than Legg Mason Wood Walker (whose fees and expenses will be paid solely by Independent), no broker or finder, or any other party or agent performing similar functions, has been retained by Purchaser or its Affiliates or is entitled to be paid based on any arrangements, agreements or understandings made by Purchaser or its Affiliates in connection with the transactions contemplated hereby and no brokerage fee or other commission has been agreed to be paid by Purchaser or its Affiliates on account of such transactions.

                                  ARTICLE VIII

                              COVENANTS OF SELLERS

      Each Seller covenants and agrees with Purchaser as follows:

      Section 8.1. CONDUCT OF THE BUSINESS.

      (a) From the date hereof through the Closing Date, each Seller shall (i) conduct its business relating to the Purchased Assets and Assumed Liabilities in the usual, regular and ordinary course consistent with past practice, (ii) not grant any salary or wage increase to any Consumer Bank Employee or Consumer Bank Related Employee or agree to any base salary or wage level with any new employee who will be considered a Consumer Bank Employee under the terms of this Agreement, other than grants or agreements made in the ordinary course of business consistent with past practice, (iii) use commercially reasonable efforts to maintain and preserve intact its relationships generally with its Consumer Bank Employees and Customers, and (iv) take no action which would adversely affect or delay the ability of any party hereto to obtain any Regulatory Approval or to perform its covenants and agreements under this Agreement; provided, however that Sellers shall be under no obligation to advertise or promote new or substantially new customer services in the principal market area of, or for the benefit of, the Business.

      (b) Without limitation of the foregoing, from the date hereof through the Closing Date neither Sellers nor their Affiliates shall:

            (i) Solicit, encourage or induce a Customer to transfer, before the Closing Date, such Customer's business to a branch other than a Branch or otherwise to transfer such Customer's business such that it will not constitute part of the Business;

            (ii) With respect to the Loans, other than in the usual, regular and ordinary course consistent with past practice, amend the terms of any Loan to reduce the interest rate applicable to such Loan to a rate that is below the market rate of interest for similar loans with the same credit rating that are originated by Sellers for their own portfolios, at the time of such amendment, if such amendment would, in the aggregate, result in a change in the characteristics of such portfolio of Loans that would have a material adverse effect on the Loan Value of the Loans, taken as a whole; or

            (iii) With respect to the Deposit Liabilities other than in the usual, regular and ordinary course consistent with past practice, (A) solicit, encourage or induce a depositor to transfer any Deposit Liability to a branch other than a Branch, or (B) offer deposit accounts at a Branch at interest rates or on other terms which are different than those offered by Sellers at any branch other than a Branch if such actions described in subsections (A) and (B), would, in the aggregate, have a Material Adverse Effect.

      Section 8.2. REGULATORY APPROVALS. Sellers shall use their commercially reasonable efforts to assist Purchaser in obtaining the Purchaser Regulatory Approvals. Sellers shall provide Purchaser or the appropriate governmental authorities with all information reasonably required to be submitted by Sellers in connection with the Purchaser Regulatory Approvals.

      Section 8.3. BRANCH AND ATM CONSENTS; OTHER FACILITIES CONSENTS.

      (a) FNB shall use its commercially reasonable efforts (which shall not require FNB or its Affiliates to pay any money or other consideration not otherwise duly payable with respect to any Branch Lease or ATM Lease to any Person or to initiate any claim or proceeding against any Person) to cause every landlord of a Branch Lease or ATM Lease Agreement, the consent of which is required under the terms of the applicable Branch Lease or ATM Lease Agreement to the assignment of such Branch Lease or ATM Lease Agreement to Purchaser, to execute in favor of Purchaser a Landlord Consent.

      (b) Notwithstanding anything to the contrary contained in this Agreement, FNB's failure to obtain a Landlord Consent from a landlord under a Branch Lease or ATM Lease Agreement after using such commercially reasonable efforts to obtain the same shall not entitle Purchaser to terminate this Agreement and Purchaser shall remain obligated to perform all of its obligations hereunder with respect to the applicable Branch or ATM location, including without limitation, the assumption of the Deposit Liabilities relating thereto and the payment of the full Purchase Price without any reduction or adjustment, but excluding only the Purchaser's obligation to assume such Branch Lease or ATM Lease Agreement.

      (c) If, despite FNB's commercially reasonable efforts, a Landlord Consent to assignment of a Branch Lease or ATM Lease Agreement cannot be obtained, or cannot be obtained without the payment of an assignment fee or similar lump sum or rent increase, FNB shall, if permitted without the consent of the Landlord under the Branch Lease or ATM Lease Agreement, sublease the Branch or ATM location to Purchaser pursuant to a sublease agreement which shall be for the remainder of the existing term of the Branch Lease or ATM Lease Agreement, as applicable, and which shall provide for Purchaser to perform all of the obligations of FNB under such Branch Lease or ATM Lease Agreement and which otherwise shall contain mutually agreeable terms (a "Sublease Agreement").

      (d) If despite its commercially reasonable efforts (which shall not require FNB or its Affiliates to pay any money or other consideration not otherwise duly payable with respect to such Branch Lease or ATM Lease to any Person or to initiate any claim or proceeding against any Person) FNB shall be unable to deliver (i) a Landlord Consent with respect to a Branch Lease or ATM Lease Agreement or (ii) a Sublease Agreement, FNB shall make available to Purchaser the space necessary for the operations of the applicable Branch or ATM pursuant to a Use and Occupancy Agreement substantially in the form of EXHIBIT J hereto.

      (e) Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Purchased Asset, contract, Deposit Liability or other Assumed Liability, or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way affect the rights of any Seller thereunder or be contrary to applicable law. If any such consent or approval is not obtained, Sellers will use their commercially reasonable efforts (which shall not require Sellers or their Affiliates to pay any money or other consideration to any Person or to initiate any claim or proceeding against any Person) to secure an arrangement reasonably satisfactory to Purchaser insuring that Purchaser will receive the benefits under the agreement for which such consent is being sought following the Closing; provided, however, that Sellers shall have no obligation to obtain such consent or approval or to provide such an alternative arrangement other than the undertaking to use commercially reasonable efforts to obtain the same as set forth in this Section 8.3 and Purchaser shall remain obligated to close the transactions contemplated herein, subject to the other provisions hereof, and shall have no remedy for Sellers' failure to obtain any such consent or approval or to provide any such alternative arrangement.

      Section 8.4. NONSOLICITATION. For a period of two (2) years following the Closing Date, neither Seller shall use any list of Customers as a means to offer the same or similar products and services of the Business to any Customer as was provided to such Customer by the Business immediately prior to the Closing Date. Notwithstanding the foregoing sentence, Sellers and their Affiliates shall be permitted to (a) engage in advertising, solicitations or marketing campaigns, programs or other efforts not primarily directed to or targeted at the Customers, including without limitation such campaigns, programs or efforts in connection with lending, deposit, safe deposit, trust or other financial services relationships with such Customers, (b) engage in other lending, deposit, safe deposit, trust or other financial services relationships, (c) respond to unsolicited inquiries, and (d) provide notices or communications relating to the transactions contemplated hereby in accordance with the provisions hereof.

      Section 8.5. NONSOLICITATION OF PURCHASER'S EMPLOYEES. In consideration of the consummation of the transactions contemplated hereby, Sellers agree that, for a period of two (2) years following the Closing Date, they shall not, directly or indirectly, solicit for employment, retain as an independent contractor or consultant, induce to terminate employment with Purchaser or otherwise interfere with Purchaser's employment relationship with any Transferred Employee; provided, however, that this Section 8.5 shall not apply
(i) if any such employee has been terminated by Purchaser or any of its Affiliates for any reason or (ii) if such employee is hired by a Seller or any of its Affiliates as a result of a general solicitation for employment in newspaper advertisements or other periodicals of general circulation not specifically targeted to employees of Purchaser.

      Section 8.6. LOSS OF BRANCH LOCATION. In the event that between the date hereof and the Closing Date, any Branch shall suffer a casualty loss such that, in the commercially reasonable opinion of Purchaser, such Branch may no longer be used as a bank branch, Purchaser may elect not to (A) (i) if the Branch is owned by FNB, acquire the Real Property associated with such Branch or (ii) if the Branch is leased by

FNB, assume the Branch Lease associated with such Branch, (B) acquire the Fixed Assets and the Loans associated with such Branch and (C) assume the Deposit Liabilities of Customers whose accounts with respect to such Deposit Liabilities are maintained at such Branch. Notwithstanding any such election, Purchaser shall not be entitled to terminate this Agreement and Purchaser shall remain obligated to perform all of its obligations hereunder, including, without limitation, the assumption of the Deposit Liabilities (other than as provided in this Section 8.6) and the payment of the Purchase Price (adjusted to reflect the Purchased Assets and the Assumed Liabilities which Purchaser elects not to acquire or assume pursuant to this Section 8.6).

                                   ARTICLE IX

                           COVENANTS OF PURCHASER AND
                                   INDEPENDENT

      Purchaser and Independent covenant and agree with Sellers as follows:

      Section 9.1. REGULATORY APPROVALS AND STANDARDS

      (a) Not later than seven (7) days after the date hereof, Independent and Purchaser shall discuss with the FDIC this Agreement and the transactions contemplated hereby and shall advise Sellers in writing whether the FDIC indicates that it will oppose (or not oppose) or refuse to issue its consent or approval with respect to the transactions contemplated hereby and whether Independent or Purchaser believes that the FDIC will oppose or refuse to consent to or approve the transactions contemplated hereby. Purchaser will use its commercially reasonable efforts to obtain as expeditiously as possible the Purchaser Regulatory Approvals and SBA Consents and will file within thirty (30) days after the execution of this Agreement all necessary applications of Purchaser to obtain the Purchaser Regulatory Approvals and SBA Consents. Purchaser will supply to Sellers, at least five (5) Business Days prior to filing, copies of all proposed regulatory applications and filings (other than confidential portions thereof) and will use reasonable efforts to reflect any comments of Sellers in such filings. As of the Closing Date, Purchaser will satisfy any and all of the standards and requirements reasonably within its control imposed as a condition to obtaining or necessary to comply with the Purchaser Regulatory Approvals and the SBA Consents. Purchaser shall pay any fees charged by any governmental authorities to which it must apply to obtain any of the Purchaser Regulatory Approvals or the SBA Consents. Purchaser shall take no action which would adversely affect or delay the ability of any other party hereto to obtain any Regulatory Approval or to perform its covenants and agreements under this Agreement. Purchaser shall notify Sellers promptly (and in no event later than one (1) Business Day following notice) of any significant development with respect to any application or notice Purchaser files with any governmental authority in connection with the transactions contemplated by this Agreement.

      (b) From the date hereof through the Transfer Date, Purchaser shall (i) remain at least "adequately capitalized", as defined in the FDIA, (ii) meet all capital requirements, standards and ratios required by each state or federal bank regulator with jurisdiction over Purchaser, including without limitation, any such higher requirement, standard or ratio as shall apply to institutions engaging in the acquisition of insured institution deposits, assets or branches and (iii) maintain at least "satisfactory" CRA ratings.

      (c) Purchaser hereby confirms that after the Closing it is Purchaser's intention to conduct a banking business at the Branches, and therefore as of the date of this Agreement it is not expected that the transactions contemplated by this Agreement will result in the closing, consolidation or relocation of any of the Branches. Purchaser agrees that it shall be solely responsible for complying with any required branch closing or other notices to regulators and customers in the event Purchaser should at any time determine to close, consolidate or relocate any of the Branches or to close, consolidate or relocate any branch of Purchaser in connection with or relating to the transactions contemplated by this Agreement.

      Section 9.2. CONSENTS; COMPLIANCE WITH LAW. Purchaser shall provide such financial and other information as shall be reasonably requested by landlords under the Branch Leases and ATM Lease Agreements. Notwithstanding anything to the contrary contained herein, Purchaser agrees that the form of Landlord Consent with respect to a Branch Lease or an ATM Lease Agreement may be modified at the request of a landlord to incorporate any and all conditions, terms and agreements such landlord may require with respect to such landlord's required consent to the assignment of such Branch Lease or ATM Lease Agreement to Purchaser, provided that such conditions, terms and agreements do not constitute a material or monetary modification or alteration of the terms, covenants and conditions of such Branch Lease or ATM Lease Agreement or otherwise impose any material burden on Sellers or Purchaser not otherwise contemplated by such Branch Lease or ATM Lease Agreement.

      Section 9.3. SOLICITATION OF ACCOUNTS. Prior to the Closing Date, neither Purchaser nor any of its Affiliates shall solicit Customers through advertising specifically referencing or targeted to such Customers nor transact their respective businesses in such a way which is reasonably likely to (a) induce such Customers to close Deposit Liability accounts and open deposit accounts directly with Purchaser or any of its Affiliates, or (b) result in the transfer of all or a portion of an existing Deposit Liability from Sellers. Notwithstanding the foregoing sentence, Purchaser and its Affiliates shall be permitted to (i) engage in advertising, solicitations or marketing campaigns not primarily directed to or targeted at such Customers, (ii) engage in lending, deposit, safe deposit, trust or other financial services relationships existing as of the date hereof with such Customers through branch offices of Purchaser,
(iii) respond to unsolicited inquiries by such Customers with respect to banking or other financial services offered by Purchaser and (iv) provide notices or communications relating to the transactions contemplated hereby in accordance with the provisions hereof.

      Section 9.4. NONSOLICITATION OF CERTAIN OF SELLERS' EMPLOYEES. In consideration of, among other things, the willingness of Sellers to provide Purchaser with the opportunity to interview and hire the Consumer Bank Related Employees, Purchaser and its Affiliates agree that, except in accordance with this Section 9.4, for a period of two (2) years following the Closing Date, it shall not, directly or indirectly, solicit for employment, or hire any Person who is employed by a Seller or its Affiliates in an executive or management level position or who otherwise is considered by a Seller to be a key employee and who at the time of such solicitation is employed by the Business in an executive or management level position or is otherwise considered by a Seller or its Affiliates to be a key employee; provided, however, that this Section 9.4 shall not apply (i) if any such employee has been terminated by a Seller or any of its Affiliates for any reason or (ii) if such employee is hired by Purchaser or any of its Affiliates as a result of a general solicitation for employment in newspaper advertisements or other periodicals of general circulation not specifically targeted to employees of Sellers.

      Section 9.5. RECORDING OF INSTRUMENTS OF ASSIGNMENT.

      (a) No later than ten (10) Business Days following the Closing Date, Purchaser shall have recorded all deeds relating to the Real Property.

      (b) No later than six (6) months following the Closing Date, Purchaser shall have recorded all other instruments required, necessary or reasonably desirable to evidence the acquisition, assignment and assumption of the Purchased Assets and the Assumed Liabilities, including, without limitation, all assignments of mortgage, financing statements, and security agreements relating to the Loans.

      Section 9.6. TRANSFERRED EMPLOYEES. Purchaser covenants to Sellers that it will do or cause the following to occur:

      (a) No later than the Final Approval Date, Purchaser shall offer employment beginning as of the Closing Date to all Consumer Bank Employees upon terms and conditions described in subsection (c) below and subject to the Closing. Purchaser may but shall not be obligated to offer employment to any Consumer Bank Related Employee following the Final Approval Date on the same terms as required hereunder for offers of employment to Consumer Bank Employees; provided, however, that Purchaser must offer employment to such Consumer Bank Related Employees no later than thirty (30) days following the date on which a list of such Consumer Bank Related Employees is provided to Purchaser. The position offered to each Consumer Bank Employee and each Consumer Bank Related Employee must be a Comparable Job. Subject to the provisions of this Section 9.6, Transferred Employees will be subject to the employment terms, conditions and rules applicable to other similarly situated employees of Purchaser. Nothing contained in this Agreement shall be construed as an employment contract between Purchaser and any Transferred Employee.

      (b) Effective as of the Closing Date, Purchaser shall assume the Fleet Boston Divestiture Severance Plan and all obligations for all severance benefits payable pursuant to such plan (the "Assumed Severance Obligations") to any Consumer Bank Employee to whom Purchaser does not provide a Comparable Job in accordance with Section 9.6(a) hereof; provided, however, that transitional assistance programs for which Purchaser shall be responsible under the Fleet Boston Divestiture Severance Plan shall be limited to outplacement services. For a period of one (1) year following the Closing Date, Purchaser shall provide severance benefits to any Transferred Employee who is terminated by Purchaser on or after the Closing Date pursuant to the terms of the Fleet Boston Divestiture Severance Plan. Purchaser shall compute severance benefits by giving all Transferred Employees full credit for all years of service with any Seller, its Affiliates and predecessors in accordance with their respective adjusted dates of hire as furnished by Sellers ("Years of Service"). After the one (1) year period provided for herein, Purchaser shall provide Transferred Employees with severance benefits in accordance with Purchaser's severance policy, if any, crediting Transferred Employees with years of service as provided under this Agreement.

      (c) Each Consumer Bank Employee, and Consumer Bank Related Employee offered employment by Purchaser, shall be offered employment subject to the following terms and conditions:

            (i) Base salary or base hourly wages shall be equivalent to the base salary or base hourly wage paid by a Seller to such employee as of the close of business on the Closing Date until such time that Purchaser's compensation policies would entitle each such employee to an increased salary or base wage; and

            (ii) Vacation benefits shall be equivalent to vacation benefits provided by a Seller to such employee as of the close of business on the Closing Date, until December 31, 2000. Any vacation balance to which such employee is entitled in the year of Closing shall carry over to Purchaser (to a maximum of four weeks). As of January 1, 2001, Transferred Employees shall receive in the aggregate for vacation, sick and personal days the amount of paid time off to which they are entitled under Purchaser's policies as in effect then and from time to time thereafter.

      (d) Purchaser shall provide such Transferred Employee with the following:

            (i) Each Transferred Employee will be eligible to participate in any qualified profit sharing plan/40l(k) plan or plans of Purchaser, based on each plan's eligibility criteria as of the close of business on the Closing Date. Purchaser shall credit each Transferred Employee with his or her Years of Service with any Seller, its Affiliates and predecessors in determining eligibility to participate, vesting and level of matching contributions in such plan or plans;

            (ii) Each Transferred Employee will be eligible to participate in the Purchaser's qualified pension plan or plans, based on each such plan's eligibility criteria as of the close of business on the Closing Date. Purchaser shall credit each Transferred Employee with his or her Years of Service with any Seller, its Affiliates and predecessors in determining eligibility to participate, vesting and eligibility to receive benefits in Purchaser's pension plan(s); provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any benefit for any period of service;

            (iii) Each Transferred Employee will receive credit for his or her
                  Years of Service with any Seller, its Affiliates and predecessors for purposes of calculation of benefits and waiting period eligibility in Purchaser's other miscellaneous benefits programs, including but not limited to, vacation, severance, leaves of absence, education assistance, sick leave, long-term disability plans and other similar benefits;

            (iv) On the Closing Date eACH TRANSFERRED EMPLOYEE WILL BECOME IMMEDIATELY ELIGIBLE TO PARTICIPATE IN THE PURCHASER'S HEALTH AND WELFARE PLANS, INCLUDING BUT NOT LIMITED TO, DENTAL AND SICK LEAVE, AS SUCH PLANS MAY EXIST, ON THE SAME BASIS AS OTHER SIMILARLY-SITUATED EMPLOYEES OF PURCHASER. PURCHASER SHALL WAIVE ANY PRE-EXISTING CONDITION LIMITATIONS WITH RESPECT

                  TO SUCH TRANSFERRED EMPLOYEE AND HIS OR HER DEPENDENTS. WITH RESPECT TO PURCHASER'S EXISTING LIFE INSURANCE AND LONG-TERM DISABILITY PLANS, WHICH HAVE A PARTICIPATION WAITING PERIOD OF NINETY (90) DAYS, THE PURCHASER SHALL USE ITS COMMERCIALLY REASONABLE BEST EFFORTS TO PROVIDE THAT EACH TRANSFERRED EMPLOYEE WILL BE IMMEDIATELY ELIGIBLE TO PARTICIPATE IN A PLAN OR PLANS PROVIDING THE SAME BENEFITS AS PURCHASER'S EXISTING PLANS EFFECTIVE ON AND AFTER THE CLOSING DATE; PROVIDED HOWEVER, THAT TRANSFERRED EMPLOYEES SHALL BE ELIGIBLE TO PARTICIPATE IN PURCHASER'S EXISTING PLANS NOT MORE THAN NINETY
                  (90) DAYS AFTER THE CLOSING DATE. EXCEPT AS SET FORTH IN THE IMMEDIATELY PRECEEDING SENTENCE, PURCHASER SHALL CAUSE EACH TRANSFERRED EMPLOYEE TO BE ELIGIBLE AS OF THE CLOSING DATE FOR AT LEAST THE AMOUNT OF INSURANCE COVERAGE THAT HE OR SHE MAINTAINED UNDER SELLERS' PLANS, WITHOUT REQUIRING SUCH TRANSFERRED EMPLOYEE TO PROVIDE ANY EVIDENCE OF INSURABILITY; PROVIDED HOWEVER, THAT FOR FULL-TIME TRANSFERRED EMPLOYEES, LIFE INSURANCE BENEFITS SHALL BE LIMITED TO 2 AND 1/2 TIMES BASE SALARY, TO A MAXIMUM OF $350,000, AND FOR PART-TIME TRANSFERRED EMPLOYEES, LIFE INSURANCE BENEFITS SHALL BE LIMITED TO A MAXIMUM OF $20,000.

            (v) UPON CONCLUSION OF HIS OR HER SHORT TERM DISABILITY OR TEMPORARY LEAVE OF ABSENCE, SUBJECT TO THE TERMS AND CONDITIONS OF PURCHASER'S PLANS AND POLICIES AND APPLICABLE LAW, EACH TRANSFERRED EMPLOYEE ON SUCH LEAVE AS OF THE CLOSING DATE SHALL RECEIVE THE GREATER OF THE SALARY AND VACATION BENEFITS IN EFFECT (Y) WHEN HE OR SHE WENT ON LEAVE OR (Z) UPON THE CONCLUSION OF SUCH LEAVE TO THE EXTENT THAT SUCH TRANSFERRED EMPLOYEE IS ENTITLED TO ANY PAY INCREASE OR VACATION ENTITLEMENT DURING SUCH LEAVE OF ABSENCE PURSUANT TO SELLERS' LEAVE OF ABSENCE POLICIES, SHALL OTHERWISE BE TREATED AS A TRANSFERRED EMPLOYEE AND SHALL BE OFFERED BY PURCHASER THE SAME OR A SUBSTANTIALLY EQUIVALENT POSITION TO HIS OR HER POSITION WITH A SELLER PRIOR TO THE LEAVE; and

            (vi) To the extent that Purchaser provides any Transferred Employee with benefit or other plans and such plans accept cash roll-overs, Purchaser shall allow such Transferred Employee to roll over into such plans any cash distributions or contributions received from a Seller or its plans, including any outstanding loan balances from Sellers' qualified or thrift retirement plan.

      (e) Purchaser shall be responsible for all obligations (including obligations to provide notices) or liabilities, if any, which may arise in connection with any Transferred Employee under the WARN Act. Purchaser shall indemnify and hold Sellers harmless for any WARN Act obligations or liabilities of Sellers that are triggered by any mass layoff, plant closing or other employment action by Purchaser within the ninety (90) day period following after Closing Date.

      Section 9.7. INTERVIEWS. Purchaser shall be solely responsible for any acts or omissions which are wrongful, illegal or in contravention of this Agreement made by it in connection with interviewing or hiring the Consumer Bank Employees and Consumer Bank Related Employees. Purchaser shall reimburse the

Consumer Bank Employees and Consumer Bank Related Employees (if applicable) for transportation costs at applicable IRS mileage rates to and from any location where Purchaser shall interview such employees.

      Section 9.8. CAPITAL ISSUES.

      (a) Independent shall use commercially reasonable efforts to consummate on or before February 15, 2000 the Capital Transaction.

      (b) The proceeds of the Capital Transaction shall be immediately contributed by Independent to Purchaser pursuant to the Capital Infusion.

      Section 9.9. INDEPENDENT GUARANTY. Subject to the terms and conditions of the Agreement, Independent hereby guarantees the performance by the Purchaser of Purchaser's obligations (a) hereunder, and (b) under any other agreements made or documents executed in connection herewith.

                                    ARTICLE X

                  ACCESS; EMPLOYEE AND CUSTOMER COMMUNICATIONS

      Section 10.1. ACCESS BY PURCHASER. Upon execution of this Agreement, Sellers shall provide Purchaser and its representatives, accountants and counsel reasonable access during normal business hours and upon five (5) Business Days' notice to Sellers to the Facilities, Consumer Bank Employees, Consumer Bank Related Employees, depository records, Loan files, and all other documents and other information concerning the Facilities, the Business, the Purchased Assets, the Assumed Liabilities and the Transferred Employees as Purchaser may reasonably request; provided that a representative of Sellers shall be permitted to be present at all times and provided further that with respect to information concerning Consumer Bank Employees and Consumer Bank Related Employees, Sellers' sole obligation shall be to provide Purchaser with information concerning the name, position, date of hire and salary of the Consumer Bank Employees and Consumer Bank Related Employees and Sellers shall not be required to provide Purchaser with access to or copies of any personnel files or other individualized employee files or documents, all of which shall remain the sole property of Sellers. Notwithstanding the foregoing, in no event shall Sellers be required to provide (a) any information which Sellers, in their sole discretion deem proprietary, including without limitation, any Sellers' "credit scoring" system, branch or credit practices, policies or procedures, or staffing models,
(b) any information which is protected by the attorney-client privilege, or (c) their or any of their Affiliates' tax returns.

      Section 10.2. COMMUNICATIONS TO EMPLOYEES; TRAINING.

      (a) Sellers and Purchaser agree that promptly following the execution of this Agreement, meetings shall be held at such location as Purchaser and Sellers shall mutually agree, provided that representatives of Sellers shall be permitted to attend such meetings, to announce Purchaser's proposed acquisition of the Business to the Consumer Bank Employees. Sellers and Purchaser shall mutually agree as to the scope and content of all communications to the Consumer Bank Employees and Consumer Bank Related Employees. Except as specifically provided in this Section 10.2, in no event shall Purchaser contact any Consumer Bank Employee or Consumer Bank Related Employee without the prior written consent of Sellers which consent may be granted or withheld in Sellers' sole discretion.

      (b) At mutually agreed upon times following the initial announcement described in Section 10.2(a), Purchaser shall be permitted to meet with the Consumer Bank Employees and Consumer Bank Related Employees to discuss employment opportunities with Purchaser, provided that representatives of Sellers shall be permitted to attend any such meeting. From and after the Final Approval Date, Purchaser shall also be permitted to conduct training sessions outside of normal business hours or at other times as Sellers may agree, with the Consumer Bank Employees and Consumer Bank Related Employees (if applicable) and may, at Sellers' sole option, conduct such training seminars at the Branches; provided that Purchaser will in good faith attempt to schedule such training sessions in a manner which does not unreasonably interfere with Sellers' normal business operations. Purchaser shall reimburse the Consumer Bank Employees and Consumer Bank Related Employees (if applicable) for transportation costs to and from the locations where Purchaser shall train such employees and compensate the Consumer Bank Employees and Consumer Bank Related Employees (if applicable) or reimburse Sellers at the Consumer Bank Employees and Consumer Bank Related Employees (if applicable) respective applicable standard or overtime rates for the time spent in such training.

      Section 10.3. COMMUNICATIONS WITH CUSTOMERS.

      (a) Following the Final Approval Date but not earlier than fifteen (15) days prior to the anticipated Closing Date, Purchaser shall send statements to the Customers announcing the transactions contemplated hereby (such statements being herein called "Customer Notices"). The form and content of each Customer Notice shall be subject to the approval of the parties and the cost of printing and mailing the Customer Notices shall be borne solely by Purchaser. Following the Final Approval Date, Purchaser shall also be entitled to provide solely at its own expense such other notices or communications to Customers relating to the transactions contemplated hereby as may be required by law; provided that the text of any such notice or communication and the timing of such notice or communication which is provided prior to the Closing shall be approved in advance by Sellers, which approval shall not unreasonably be withheld or delayed.

      (b) Except as specifically provided herein, in no event will Purchaser or its Affiliates contact any Customers prior to the Final Approval Date without the prior written consent of Sellers which may be granted or withheld in their sole discretion; provided that Purchaser may contact Customers in connection with (i) advertising, solicitations or marketing campaigns not primarily directed to or targeted at Customers, (ii) lending, deposit, safe deposit, trust or other financial services relationships of Purchaser with Customers through branch offices of Purchaser existing as of the date hereof, (iii) unsolicited inquiries by Customers to Purchaser with respect to banking or other financial services provided by Purchaser, and (iv) notices or communications relating to the transactions contemplated hereby in accordance with the provisions hereof.

                                   ARTICLE XI

                                   FACILITIES

      Section 11.1. ENVIRONMENTAL DILIGENCE.

      (a) Purchaser may conduct, and if so, shall complete within the Environmental Due Diligence Period and at Purchaser's own expense, environmental investigations for purpose of identifying Environmental Hazards, including, at Purchaser's election, so-called "Phase I" assessments and/or "Phase II" subsurface investigations, by an independent, qualified environmental engineer or consultant ("Environmental Consultant") of the Real Property during the Environmental Due Diligence Period, provided that Purchaser shall use its commercially reasonable efforts to commence any such investigation within five
(5) Business Days from the date hereof.

      (b) In the event any such environmental investigation involves any subsurface investigation of any of the Real Property, Purchaser shall provide not less than five (5) Business Days notice of same to FNB, identifying the particular Real Property involved and describing generally the location and extent of the subsurface investigation to be conducted.

      (c) In the event that any such environmental investigations are not completed within the Environmental Due Diligence Period through no fault of Purchaser or its Environmental Consultant, Purchaser may request, prior to the expiration of the initial thirty (30) day period, an extension of the Environmental Due Diligence Period for a reasonable period of time, not exceeding thirty (30) days, solely to permit completion of such investigations, and FNB shall approve same, such approval not to be unreasonably withheld or delayed. If so approved, the Environmental Due Diligence Period shall be deemed to extend for such additional period of time.

      (d) In the event that as a result of such investigation, potential Environmental Hazards are disclosed, the Environmental Remediation of which, in the reasonable judgment of Purchaser's Environmental Consultant, is or will be the responsibility of FNB, or of Purchaser should it acquire such parcel, and which in the reasonable judgment of Environmental Consultant to a reasonable degree of professional certainty will cost more than fifty thousand dollars ($50,000), Purchaser shall deliver to FNB on or before the close of the Environmental Due Diligence Period the written report of the Environmental Consultant presenting all necessary information regarding the Environmental Hazards and the Environmental Remediation required. FNB shall have the right to review and to deliver to Purchaser FNB's response, which shall include whether FNB agrees or disagrees regarding the cost of any such Environmental Remediation. FNB shall deliver such response to Purchaser in writing not more than fifteen (15) days after receipt of such report, and if FNB disagrees with Purchaser's position, a statement of the reasons for such disagreement.

      (e) In the event that FNB agrees with the conclusions of the Purchaser's Environmental Consultant in connection with the cost of Environmental Remediation at any parcel of Real Property, FNB may, at its election:

            (i) make an adjustment to the Purchase Price for the estimated costs of the Environmental Remediation of any such Environmental Hazard(s) in excess of fifty thousand dollars ($50,000), which shall not have been completed on or prior to the Closing Date, with respect to such parcel of Real Property; or

            (ii) take such steps as are necessary to perform Environmental Remediation by the Closing Date (or make provisions to take such steps following the Closing Date as shall be reasonably satisfactory to FNB and Purchaser); or

            (iii) lease to Purchaser such parcel of Real Property for an initial period of ten (10) years pursuant to a lease agreement in the form specified by EXHIBIT K; provided further that if, during the term of such lease agreement or renewal or extension thereof, FNB shall deliver to Purchaser a report of an Environmental Consultant certifying that the Environmental Remediation of any Environmental Hazards at or on any such leased parcel of Real Property has been completed, Purchaser shall be required to purchase such parcel of Real Property, at the Real Property Purchase Price, in the event such report is delivered within six (6) months of the Closing Date, and, thereafter, at the fair market value of such real property as agreed to by the parties hereto or, if no such agreement is reached within thirty (30) days of delivery of such report, as determined pursuant to an real estate appraisal performed by an experienced real estate appraiser selected by two other real estate appraisers designated by FNB and Purchaser, respectively.

      (f) In the event that FNB does not agree with the conclusions of Purchaser's Environmental Consultant regarding a parcel of Real Property, the parties agree to refer the matter to a third Environmental Consultant reasonably acceptable to all parties (or, if the parties cannot agree, selected by the parties' respective Environmental Consultants) for dispute resolution as follows:

            (i) The parties, through their respective Environmental Consultants, may make reasonable presentations to the third Environmental Consultant of their respective positions regarding the cost of Environmental Remediation required to address the identified Environmental Hazards at such parcel of Real Property, and following such presentations, the third Environmental Consultant shall render his or her opinion regarding the extent and cost of the required Environmental Remediation. The parties agree that the determination of the third Environmental Consultant regarding the cost of any required Environmental Remediation shall be final and binding on the parties for purposes of the applicability of this
                  Section 11.1. In the event that the third Environmental Consultant determines that the cost of such Remediation will exceed fifty thousand dollars ($50,000,) the provisions of
                  Section 11.1(e), above, shall apply, and the Purchaser shall be considered the "prevailing party" for purposes of subparagraph (ii), immediately below. In the event such cost shall be fifty thousand dollars ($50,000) or less, FNB shall be such "prevailing party".

            (ii) Each of the parties shall bear their own fees and expenses in connection with the resolution of disputes hereunder, and the fees and expenses of the third Environmental Consultant shall be borne by the party who did not prevail in its position before the third Environmental Consultant.

            (iii) With respect to any dispute to be resolved hereunder involving a parcel of Real Property located in any state in which environmental professionals are licensed by such state (in Massachusetts, "Licensed Site Professionals"), each of the three Environmental Consultants participating in the dispute resolution process hereunder shall be so licensed.

      (g) Purchaser agrees that it and its Environmental Consultant shall conduct any environmental investigations permitted pursuant to this Section with reasonable care and subject to customary practices among environmental consultants and engineers, including without limitation, following completion thereof, the restoration of any site to the extent practicable to its condition prior to such investigation and in the case of any subsurface investigations, the removal of all monitoring wells (unless FNB requests such monitoring wells to remain). Purchaser's Environmental Consultant must be duly licensed under applicable state laws and provide proof of adequate liability and professional errors and omissions insurance (which insurances shall, in each instance, name FNB as an additional insured upon FNB's request, and shall be in an amount not less than one million dollars ($1,000,000) per claim and ten million dollars ($10,000,000) in the aggregate).

      Section 11.2. TITLE.

      (a) Purchaser acknowledges that on or prior to the date hereof, it has been provided copies of recently issued title searches relating to the Real Property. No later than thirty one (31) days following the date of this Agreement, Purchaser shall complete its review of such title searches. If Purchaser has any objections to title to any parcel of Real Property, Purchaser shall give FNB written notice of such objections to be received by FNB by 5:00 p.m. on October 25, 1999 (the "Title Report Expiration Date"). If Purchaser fails to give such notice, Purchaser shall be deemed to have waived its objections to all matters of title as of the date of the title search and shall accept title to such parcel of Real Property subject to such matters at Closing. Upon receiving notice of any objection to title, FNB, at its sole option, may make reasonable efforts to cure such objection to title before the Closing.

      (b) (i) In the event any matter affecting title to the Real Property is recorded after the date of Purchaser's title search and more than sixty (60) days prior to the Closing Date, Purchaser shall notify FNB no later than sixty
(60) days prior to the Closing Date of the Purchaser's objection to such title matter; or (ii) in the event any matter affecting title to the Real Property is recorded on or after the sixtieth (60th) day prior to the Closing Date, Purchaser shall notify FNB of Purchaser's objection to such title matter promptly after the discovery of such matter affecting title; and, in the case of either (i) or (ii), FNB will make commercially reasonable efforts to cure such matter affecting title prior to the Closing. Nothing herein shall require FNB to incur costs in excess of five thousand dollars ($5,000) in making such reasonable efforts to cure title with respect to any parcel of Real Property.

      (c) Notwithstanding anything to the contrary contained herein, if FNB shall be unable to deliver Marketable Title to any parcel of Real Property on which a Branch is located on the Closing Date and Purchaser elects not to acquire such parcel of Real Property with such exceptions as render title thereto not to be Marketable Title, FNB and Purchaser shall lease such Real Property pursuant to a lease agreement for a current market rental as agreed to by the parties hereto or, if no such agreement is reached within thirty (30) days prior to the Closing Date, as determined pursuant to an appraisal for such Branch obtained pursuant to Section 11.3; provided that such lease agreement shall provide as follows:

            (i) FNB may sell such parcel of Real Property following the first anniversary of the Closing Date to any Person, subject to such lease agreement, for any price, and upon such other terms and conditions as FNB, in its sole discretion, may desire; and

            (ii) Such lease agreement shall be for a term of one (1) year, which shall automatically renew for a term of one (1) year at the end of the term and each renewal term thereof on the same terms and conditions, except as to rental, which shall be changed to the then current market rental, as agreed to by the parties hereto or, if no such agreement as to such market rental shall have been reached within thirty (30) days prior to the commencement of each of the applicable renewal terms, then as determined pursuant to an appraisal for such Branch obtained pursuant to Section 11.3; provided that such lease agreement shall be terminable following the first anniversary of the Closing Date by FNB, or its successors and assigns thereto, or Purchaser, upon such number of days written notice as shall equal the lesser of (A) the minimum number of days permitted to close such Branch under applicable law, or (B) ninety (90) days.

      (d) In the event that FNB desires to sell such parcel of Real Property, it shall provide Purchaser, during the one year period following the Closing Date (the "Option Period") with written notice of such intent to sell ("Notice of Proposed Transfer"). During the ten (10) day consecutive period commencing on the date of Purchaser's receipt of the Notice of Proposed Transfer, Purchaser shall have the first option during said Option Period to purchase the Real Property, before the same may be sold to any other Person. Purchaser must give written notice of its election to purchase during such ten (10) day period.

      (e) In the event Purchaser sends such Notice of Proposed Transfer, the purchase price to be paid by Purchaser for the Real Property shall be equal to the purchase price proposed to be paid by the third-party purchaser and Purchaser shall also accept the same terms and conditions set forth in the offer to the third party.

      (f) The inability of FNB to deliver a particular parcel of Real Property in accordance with the terms of this Agreement shall not affect Purchaser's obligation to purchase the remaining Branches and Real Property or to close the transactions contemplated herein on the Closing Date, with appropriate adjustment in the Purchase Price to deduct the Real Property Purchase Price for such Real Property.

      Section 11.3. APPRAISAL OF REAL PROPERTY.

      (a) As contemplated by Section 11.2, either party may designate by written notice to the other an independent certified appraiser or appraisers to determine the fair rental value of the Real Property, using appraisers having at least ten (10) years experience in appraising commercial properties similar to the properties being appraised.

      (b) Unless such other party shall object in writing within ten (10) days of receipt of such designation, such appraiser or appraisers shall conduct appraisals of the fair market rental value of the Real Property and deliver two copies of reports thereof to each of FNB and Purchaser.

      (c) In the event the other party shall so object to the first party's designation, the other party's written objection shall designate an independent certified appraiser or appraisers acceptable to it, using appraisers having at least ten (10) years experience in appraising commercial properties similar to the properties being appraised, which shall conduct such appraisals and deliver such copies of reports thereof unless the first party shall object in writing to the appraiser or appraisers designated by the other party within ten (10) days of such objection.

      (d) In the event the first party shall so object to the other party's designation, the appraisers designated by FNB and Purchaser shall mutually designate an independent certified appraiser, with at least ten (10) years experience appraising properties of a similar type, to conduct such appraisals and deliver such copies of reports thereof.

      (e) The fair rental value of the Real Property (the "Appraised Value") as determined by the appraiser or appraisers designated pursuant to (a), (c) or (d) above shall be final and binding upon the parties hereto. The parties hereto shall each pay one half of the cost of retaining the appraiser or appraisers which determines the Appraised Value.

      (f) Without limiting or restricting in any manner the procedure or method utilized by the appraisers or appraiser to determine the Appraised Value in accordance with the terms hereof, the reports of appraisals prepared pursuant hereto shall include such appraiser's or appraisers' determination of the fair rental value of the Real Property for use as a bank branch.

                                   ARTICLE XII

                              TRANSITIONAL MATTERS

      Section 12.1. PAYMENT OF DEPOSIT LIABILITIES.

      (a) From and after the Closing Date, Purchaser shall (i) pay all properly drawn and presented checks, negotiable orders of withdrawal, drafts, debits and other withdrawal orders presented to Purchaser by Deposit Liability account customers, whether drawn on checks, negotiable orders of withdrawal, drafts, or other withdrawal order forms provided by Sellers or by Purchaser and (ii) in all other respects discharge, in the usual course of the banking business, all of the duties and obligations of Sellers with respect to the balances due and owing to the Customers who have Deposit Liability accounts. If any Customer who has a Deposit Liability account draws checks, drafts, or negotiable orders of withdrawal against the Deposit Liabilities which are presented or delivered to Sellers not later than ninety (90) days after the Closing Date, Sellers shall use their commercially reasonable efforts to batch all such checks, drafts, negotiable orders of withdrawal, or other withdrawal order forms and to deliver the same to Purchaser at Purchaser's sole expense. Purchaser acknowledges that any delay, failure, or inability on its part to comply with the obligations imposed upon it as a depository institution under applicable federal or state law, with regard to such checks, drafts, negotiable orders of withdrawal or other withdrawal orders shall not result in any liability or obligation of Sellers and shall not affect any of the rights of Sellers under this Agreement. Sellers shall not be deemed to have made any representations or warranties to Purchaser with respect to any such checks, drafts, negotiable orders of withdrawal or other withdrawal orders and any such representations or warranties implied by law are hereby disclaimed and are the responsibility of Purchaser, except that Sellers shall be chargeable with the warranties and representations implied by law with respect to any such check, draft, negotiable orders of withdrawal order, or other withdrawal order, which is paid by Sellers over the counter.

      (b) Purchaser hereby acknowledges that if, after the Closing Date, any Customer who has a Deposit Liability account, instead of accepting the obligation of Purchaser to pay the Deposit Liabilities (including Accrued Interest thereon) shall demand payment from Sellers for all or any part of any such Deposit Liabilities (including Accrued Interest thereon), Sellers shall not be liable or responsible for making such payment.

      (c) It is Sellers' intent to act in a commercially reasonable manner to ensure that all Deposit Liability transactions will be referred to Purchaser; provided however that, if, after the Closing Date, a Seller honors and pays any Deposit Liabilities which are presented to such Seller for payment, pay any check, draft, negotiable order of withdrawal or other withdrawal order, Purchaser shall upon demand by such Seller reimburse such Seller for such payment. Any payment made under this Section 12.1 shall be made within three (3) Business Days after demand by such Seller, by wire transfer of immediately available funds to an account designated by such Seller.

      Section 12.2. DELIVERY OF PURCHASER'S CHECK FORMS. Within fifteen (15) Business Days following the Final Approval Date, but not less than five (5) days prior to the Closing Date, Purchaser shall, at its sole cost and expense, notify all Customers who have a Deposit Liability account by letter, in a form reasonably acceptable to Sellers, of Purchaser's assumption of the Deposit Liabilities (other than Excluded Deposits) (which shall include a notification to those Deposit Liability account Customers whose accounts are then covered by any type of overdraft protection offered by Sellers, including but not limited to Advance Lines, that from and after the Closing Date all such overdraft protection from Sellers shall terminate) and furnish each such Customer with checks, deposit tickets, or other similar instruments using the forms of Purchaser, which shall be appropriately encoded with Purchaser's routing number and with accurate account numbers, and with instructions to the customer to utilize such checks, deposit tickets, or other similar instruments on Purchaser's forms on and after the Closing Date and thereafter to destroy any unused checks on a Seller's forms; such notice and such delivery of checks by Purchaser shall be by first class U.S. mail.

      Section 12.3. UNCOLLECTED CHECKS RETURNED TO SELLERS. From and after the Closing Date, Purchaser shall promptly pay to Sellers an amount equivalent to the amount of any checks, negotiable orders of withdrawal, drafts, or any other withdrawal orders (net of the applicable deposit premium paid by Purchaser with respect to the Deposit Liabilities represented by any such instrument) credited as of the close of business on the Closing Date to any Deposit Liability accounts which are returned uncollected to Sellers after the Closing Date and which shall include an amount equivalent to holds placed upon such Deposit Liability accounts for Items cashed by Sellers (net of the applicable deposit premium paid by Purchaser with respect to the Deposit Liabilities represented by any such instrument), as of the close of business on the Closing Date which Items are subsequently dishonored; provided, however, that if Sellers shall have failed to make or properly reflect in the information provided to Purchaser any provisional credit or hold on any such Deposit Liability accounts in respect of uncollected funds represented by any such Item, Purchaser's obligations under this Section 12.3 in respect of such Item shall be limited to the amount of collected funds in such Deposit Liability accounts.

      Section 12.4. DEFAULT ON LOAN PAYMENTS TO SELLERS. If the balance due on any Loan has been reduced by Sellers as a result of a payment by check or draft received prior to the close of business on the Closing Date, which Item is returned to a Seller after the Closing Date, the Loan Value of such Loan shall be correspondingly increased and an amount in cash equal to such increase shall be promptly paid by Purchaser to Sellers within three (3) Business Days after demand by Sellers by wire transfer of immediately available funds to an account designated by Sellers.

      Section 12.5. NOTICES TO OBLIGORS ON LOANS. (a) Purchaser shall, following the Final Approval Date, but no later than fifteen (15) days prior to the Closing Date, prepare and transmit, at Purchaser's sole cost and expense, to each obligor on each Loan, a notice in a form satisfying all legal requirements and reasonably acceptable to Sellers to the effect that the Loan will be transferred to Purchaser and directing that payments be made after the Closing Date to Purchaser at any address of Purchaser specified by Purchaser, with Purchaser's name as payee on any checks or other instruments used to make such payments, and, with respect to all such Loans on which payment notices or coupon books have been issued, to issue new notices or coupon books reflecting the name and address of Purchaser as the person to whom and the place at which payments are to be made. To the extent that Purchaser's notice pursuant to the prior sentence shall be legally insufficient, Sellers agree, at Purchaser's sole expense, to provide all Loan obligors with all required notices of the assignment and transfer of the Loans.

      (b) To the extent that any of the Loans transferred from Sellers to Purchaser involve a transfer of servicing as defined and governed by the Real Estate Settlement Procedures Act (12 U.S.C. ss.2601 et. Seq.), Sellers and Purchaser will jointly coordinate any appropriate required Customer notices.

      Section 12.6. NEW TELEPHONE NUMBERS. Purchaser shall, no later than ten
(10) days prior to the Closing Date, obtain new telephone numbers for the Facilities in Purchaser's name.

      Section 12.7. NEW ATM/DEBIT CARDS. Purchaser shall, following the Final Approval Date, but no later than five (5) days prior to the Closing Date, furnish ATM/Debit cards to Customers who have Deposit Liability accounts to replace Sellers' ATM/Debit cards. Purchaser shall, no later than five (5) days prior to the Transfer Date, notify affected Customers to destroy Sellers' ATM/Debit cards as of the Transfer Date and shall notify such Customers of Purchaser's withdrawal limits immediately following the Closing by form of notice reasonably acceptable to Sellers.

      Section 12.8. INSTALLATION OF EQUIPMENT BY PURCHASER. Subsequent to the Final Approval Date and prior to the Transfer Date, Sellers shall cooperate with and permit Purchaser, at Purchaser's option and sole cost and expense, to make provision for the installation of teller and other related equipment in the Branches; provided, however, that Purchaser shall arrange for the installation of such equipment at such times and in a manner that does not significantly interfere with the normal business activities and operation of the Branches.

      Section 12.9. DEACTIVATION OF ATMS AND ATM/DEBIT CARDS. On the Transfer Date, Sellers shall deactivate all ATM/Debit cards issued with respect to all Deposit Liability accounts and shall electronically block access of those cards to the Deposit Liability accounts, and shall deactivate the ATMs not later than 8:00 a.m. on the Transfer Date. Point of sale transactions shall be settled between Purchaser and Sellers for a period of forty-five (45) days after the Closing Date.

      Section 12.10. SIGNAGE. During the ten (10) day period immediately preceding the Transfer Date, Sellers shall cooperate with any commercially reasonable request of Purchaser directed to accomplishing the installation of signage of Purchaser's choosing at the Facilities prior to the Closing Date; provided, however, that all such installations shall be at the sole cost and expense of Purchaser, that such installation shall be performed in such a manner that does not significantly interfere with the normal business activities and operations of the Facilities, that such signage complies with all applicable zoning and permitting laws and regulations, that such signage has, if necessary, received the prior approval of the owner or landlord of the Real Property, and that all such installed signage shall be covered in such a way as to be unreadable at all times prior to the Closing. Immediately following the Closing, Sellers shall, at their sole cost and expense, cover all of their signage in such a way as to be unreadable after the Closing and shall commence activities directed to accomplishing the removal of all of Sellers' existing signage at the Facilities and will diligently pursue such activities in good faith so that such removal may be effected as promptly as practicable following the Closing.

      Section 12.11. LETTERS OF CREDIT.

      (a) It is the intention of the parties that Purchaser assume all risks and obligations arising or accruing after the close of business on the Closing Date with respect to the Letters of Credit. Accordingly, Purchaser agrees to use its commercially reasonable efforts to obtain prior to the Closing Date and, in any event, no later than three (3) months following the Closing Date, the consent of the beneficiary (if necessary) to the assumption of (and the resulting release of the applicable Seller from) the Letters of Credit and/or to issue replacement letters of credit for those Letters of Credit which are standby Letters of Credit.

      (b) Until such time as there are no Letters of Credit, each Seller hereby grants to Purchaser, and Purchaser hereby agrees and commits to acquire, as of the Closing Date, from such Seller a participation in the Letters of Credit equal to one hundred percent (100%) of the amount thereof.

      (c) Each Seller agrees that, with respect to each request by a beneficiary for a draw under or payment of a Letter of Credit, (a "Request"), it will (i) promptly provide, by facsimile sent to Purchaser, copies of documents submitted to support any Request; (ii) wait 24 hours, or such shorter time period as may be required under such Letter of Credit, after sending the facsimile before acting on a Request; (iii) act in accordance with ISP98, UCP 500 and/or UCC
Article 5, as applicable, in deciding whether or not to honor the Request unless directed in writing by Purchaser to otherwise honor or dishonor a Request; (iv) provide notice to Purchaser that the Request has been honored and the amount of the Letter of Credit Disbursement that may become due pursuant to Subsection 12.11(d), below; and (v) after honoring a Request, send the documents submitted by the beneficiary in support of a Request as directed by Purchaser.

      (d) In the event a Seller notifies Purchaser that a Letter of Credit Disbursement has been made and that either (A) the affected Customer has failed to immediately reimburse such Letter of Credit Disbursement pursuant to its Reimbursement Agreement or (B) the related Reimbursement Agreement does not require that the affected Customer immediately reimburse such Seller for such Letter of Credit Disbursement, then, Purchaser agrees to pay to the applicable Seller on the day so notified by such Seller, an amount equal to the Letter of Credit Disbursement; PROVIDED, HOWEVER, if such notice was not given by such Seller to Purchaser prior to 2 p.m. on such day, then such amount shall be paid by Purchaser not later than 10:00 a.m. on the next Business Day. Whenever any amounts are due and payable by Purchaser pursuant to this Subsection 12.11(d), the applicable Seller agrees to submit a draw request to Purchaser in accordance with the terms of the Purchaser's Letter of Credit stating the amount due hereunder. Purchaser agrees to pay the applicable Seller any amounts due under this Subsection 12.11(d) by wire transfer of immediately available funds to an account previously designated by such Seller.

      (e) Purchaser also agrees to pay the applicable Seller (i) interest on any and all amounts unpaid by Purchaser when due under Subsection 12.11(d), above, from the date such amounts become due until payment in full, such interest being payable on demand and accruing at a fluctuating interest rate per annum (computed on the basis of a year of 365 days for the actual number of days elapsed) which shall at all times be equal to the Federal Funds Rate during each day until such amounts are paid in full (but such fluctuating interest rate shall in no event be higher than the maximum rate permitted by then applicable law) and (ii) any and all costs and expenses (including, without limitation, reasonable attorneys' fees) reasonably incurred by Sellers in exercising or enforcing any rights or performing any obligations under Sections 12.11(d) and
(e).

      (f) So long as Purchaser is not in default of its obligations under this
Section 12.11, Sellers shall promptly remit to Purchaser any amounts subsequently received by Sellers from Customers in respect of all Letter of Credit Disbursements.

      (g) Sellers further agree that they will not, without the prior written consent of Purchaser, amend or modify the terms of any Letter of Credit or Reimbursement Agreement. Purchaser and Sellers acknowledge and agree that with respect to all Letters of Credit the expiry date of which is, by the terms thereof, automatically extended, (x) each Seller shall give notice in accordance with the terms of such

Letters of Credit that such Seller will not extend such expiry date beyond the current expiry date unless Purchaser and such Seller mutually agree to permit the extension of such Letter of Credit and (y) no Seller shall otherwise extend a Letter of Credit without Purchaser's consent.

      (h) Purchaser shall pay to Fleet a fee with respect to the Outstanding Credit Exposure computed (on the basis of a year of 365 days for the actual number of days elapsed) at a rate per annum determined in good faith to be fair and reasonable by the parties hereto, taking into consideration the long-term debt rating of Purchaser and Independent if such rating exists. Such fee shall be payable quarterly in arrears on each June 30, September 30, December 31 and March 31, commencing on the quarter end immediately following the Closing Date, and shall be calculated on the average daily outstanding Credit Exposure during each such period. The initial fee shall be appropriately pro-rated.

      Section 12.12. ACTIONS WITH RESPECT TO IRA, KEOGH PLAN AND EMPLOYEE PENSION PLAN DEPOSIT LIABILITIES.

      (a) On or before the Closing Date, each Seller shall (i) resign as of the close of business on the Closing Date as the trustee or custodian, as applicable, of each IRA, Keogh Plan and Employee Pension Plan of which it is the trustee or custodian, (ii) to the extent permitted by the documentation governing each such IRA, Keogh Plan or Employee Pension Plan and applicable law, appoint Purchaser as successor trustee or custodian, as applicable, of each such IRA, Keogh Plan or Employee Pension Plan, and Purchaser hereby accepts each such trusteeship or custodianship under the terms and conditions of Purchaser's plan documents for its IRA, Keogh Plans and Employee Pension Plan, and assumes all fiduciary and custodial obligations with respect thereto as of the close of business on the Closing Date, and (iii) deliver to the IRA grantor or Keogh Plan or Employee Pension Plan named fiduciary of each such IRA, Employee Pension Plan or Keogh Plan such notice of the foregoing as is required by the documentation governing each such IRA, Employee Pension Plan or Keogh Plan or applicable law. Purchaser shall be solely responsible for delivering its IRA, Employee Pension Plan and Keogh Plan documents to the applicable IRA grantor and Keogh Plan or Employee Pension Plan named fiduciary, including but not limited to a beneficiary designation form to be completed by the applicable IRA grantor or Keogh Plan or Employee Pension Plan participant; provided, however, that in the event that an IRA grantor or Keogh Plan or Employee Pension Plan participant dies before such time as Purchaser receives a properly completed beneficiary designation form, Sellers shall make available to Purchaser such information as may exist in Sellers' files regarding any beneficiary designation it may have regarding such decedent. If, pursuant to the terms of the documentation governing any such IRA or Keogh Plan or Employee Pension Plan or applicable law,
(X) a Seller is not permitted to appoint Purchaser as successor trustee or custodian, or the IRA grantor or Keogh Plan or Employee Pension Plan named fiduciary objects in writing to such designation, or is entitled to, and does, in fact, name a successor trustee or custodian other than Purchaser, or (Y) such IRA or Keogh Plan or Employee Pension Plan includes assets which are not Deposit Liabilities and are not being transferred to Purchaser or the assumption of such deposit liabilities included in such IRA or Keogh Plan or Employee Pension Plan would result in a loss of qualification of such IRA or Keogh Plan or Employee Pension Plan under the Code or applicable IRS regulations, all deposit liabilities of such Seller held under such IRA or Keogh Plan or Employee Pension Plan shall be excluded from the Deposit Liabilities (such excluded deposits liabilities being herein called the "Excluded IRA/Keogh/Employee Pension Plan Deposits"). Upon appointment as a successor custodian for such IRA Deposit Liabilities or as a successor trustee for such IRAs or Keogh Plans or Employee Pension Plans, Purchaser shall perform the services and carry out the duties and obligations required of it under the applicable plans, the Code and applicable Federal and state laws and regulations.

      (b) To the extent the Deposit Liabilities include certain IRAs, Keogh Plans and Employee Pension Plans that are required to make certain periodic distributions to the IRA account owner or Keogh Plan or Employee Pension Plan participant (or beneficiary) either at the account owner's or participant's request or because the account owner or participant has attained age 70-1/2, effective as of the Transfer Date, Purchaser agrees to continue to make such periodic distributions in accordance with the reasonable distribution instructions forwarded by Sellers to Purchaser. Purchaser hereby assumes the obligation to pay each minimum distribution required by federal law by December 31 of the calendar year in which the Closing occurs and, in consideration thereof, Sellers agree not to withhold the amount of such distributions from the aggregate amount of the Deposit Liabilities.

      Section 12.13. BULK TRANSFER LAWS. Sellers and Purchaser hereby waive compliance with any applicable bulk transfer laws. If by reason of any applicable bulk sales law any claims are asserted by creditors of a Seller, such claims shall be the responsibility of Purchaser in the case of claims arising under any of the Purchased Assets or Assumed Liabilities.

      Section 12.14. ANCILLARY AGREEMENTS. At the Closing, Purchaser and Sellers will enter into the Purchaser's Letter of Credit and the Collateral Agency Agreement.

                                  ARTICLE XIII

                              CONDITIONS TO CLOSING

      Section 13.1. CONDITIONS TO OBLIGATIONS OF SELLERS AND FLEET. The obligations of each Seller and Fleet under this Agreement are subject to the satisfaction (or, if applicable, waiver in the sole discretion of Sellers, except as to the condition described in 13.1(c)) on or before the Closing Date, of each of the following conditions:

      (a) All of the covenants and other agreements required by this Agreement to be complied with and performed by Purchaser and/or Independent on or before the Closing Date shall have been duly complied with and performed in all material respects;

      (b) The representations and warranties made by Purchaser and/or Independent herein or in any certificate or other document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects, on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on the Closing Date provided, however, that the representations and warranties of Purchaser or Independent herein or in any certificate or other document delivered pursuant to the provisions hereof shall be deemed to be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though made on the Closing Date, unless the failure to be so true and correct would have a material adverse effect on Purchaser's ability to consummate the transactions contemplated by the Agreement;

      (c) All Regulatory Approvals shall have been obtained and shall be Final;

      (d) No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect to enjoin, or which prohibits, consummation of the transactions contemplated hereby;

      (e) Sellers shall have received the items to be delivered by Purchaser pursuant to Section 5.3.; and

      (f) The transactions contemplated by the Merger Agreement shall have been consummated.

      Section 13.2. CONDITIONS TO OBLIGATIONS OF PURCHASER AND INDEPENDENT. The obligations of Purchaser under this Agreement are subject to the satisfaction (or, if applicable, waiver in the sole discretion of Purchaser, except as to the condition described in Section 13.2(c)) on or before the Closing Date, of each of the following conditions;

      (a) All of the covenants and agreements required by this Agreement to be complied with and performed by Sellers or Fleet on or before the Closing Date shall have been duly complied with and performed in all material respects; provided, however, that Fleet and Sellers shall be deemed to have duly complied with and performed such covenants and agreements in all material respects unless the failure to so perform or comply would have a Material Adverse Effect;

      (b) The representations and warranties made by Sellers or Fleet herein or in any certificate or other document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects, on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on the Closing Date; provided, however, that the representations and warranties made by Sellers or Fleet herein or in any certificate or other document delivered pursuant to the provisions hereof shall be deemed to be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though made on the Closing Date, unless the failure to be so true and correct would have a Material Adverse Effect;

      (c) The Regulatory Approvals shall have been obtained and shall be Final;

      (d) No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect to enjoin, or which prohibits, consummation of the transactions contemplated hereby;

      (e) Purchaser shall have received the items to be delivered by Sellers pursuant to Section 5.2; and

      (f) Independent shall have consummated the Capital Transaction.

                                   ARTICLE XIV

                                DATA PROCESSING

      Section 14.1. CONVERSION.

      (a) Sellers and Purchaser shall convert account information as to the Deposit Liabilities and the Loans in accordance with the provisions of SCHEDULE
14.1 hereof.

      (b) All tasks and obligations concerning the provision of data processing services to or for the Branches after the Closing Date, other than those specifically set forth in, and to the extent assumed by Sellers pursuant to,
SCHEDULE 14.1 hereof shall be performed solely and exclusively by Purchaser. Purchaser acknowledges its assumption of all such tasks and obligations, and further acknowledges that any delay, failure, or inability on its part to perform such tasks or comply with such obligations, except as and to the extent attributable to any delay, failure, or inability on the part of Sellers in performing those tasks or complying with those obligations specifically set forth in, and to the extent assumed by Sellers pursuant to, SCHEDULE 14.1 hereof shall not result in any liability or obligation of Sellers and shall not affect any of the rights of Sellers under this Agreement.

                                   ARTICLE XV

                                    INDEMNITY

      Section 15.1. FLEET'S INDEMNITY. Fleet shall indemnify, hold harmless and defend Purchaser, its Affiliates, and their respective successors, permitted assigns, directors, shareholders, officers, agents and employees from and against all claims, losses, liabilities, demands and obligations of any nature whatsoever (including reasonable legal fees and expenses) (collectively, "Damages") which Purchaser or any of its Affiliates or their respective successors, permitted assigns, directors, shareholders, officers, agents or employees shall receive, suffer or incur, arising out of or resulting from:

      (a) Any liability of Sellers which is not an Assumed Liability;

      (b) The breach of any representation or warranty made by a Seller or Fleet in this Agreement;

      (c) The breach of any covenant or other agreement made by a Seller or Fleet in this Agreement; or

      (d) Except for Assumed Liabilities, all liabilities under all pension and welfare benefit plans (as defined in Sections 3(1) and (2) of ERISA), or any supplemental unemployment benefit, deferred compensation, or other employee benefit plan of Sellers or their Affiliates with respect to any and all periods prior to and subsequent to the Closing Date, including without limitation, all liabilities under ERISA, any liabilities for any accumulated funding deficiency as such term is defined in Section 302 of ERISA and Section 412 of the Code and for any liability to the Pension Benefit Guaranty Corporation, the IRS, participants, beneficiaries, employees, or any other public or private person, incurred with respect to or attributable to any plan of Sellers.

      Section 15.2. INDEPENDENT INDEMNITY. Independent shall indemnify, hold harmless and defend Sellers, their Affiliates and their respective successors, permitted assigns, directors, shareholders, officers, agents and employees from and against all Damages which Sellers or any of their Affiliates or their respective successors, permitted assigns, directors, shareholders, officers, agents or employees shall receive, suffer or incur, arising out of or resulting from:

      (a) Any Assumed Liability;

      (b) Any actions taken or omitted to be taken by Purchaser from and after the date hereof with respect to the Consumer Bank Employees or the Consumer Bank Related Employees, and any suits or proceedings commenced in connection therewith;

      (c) Any actions taken or omitted to be taken by Purchaser after the Closing and relating to the Purchased Assets, Assumed Liabilities and the Transferred Employees, and any suits or proceedings commenced in connection therewith (other than proceedings to prevent or limit the consummation of the transactions contemplated by this Agreement);

      (d) The breach of any representation or warranty made by Purchaser or Independent in this Agreement;

      (e) The breach of any covenant or other agreement made by Purchaser or Independent in this Agreement; and

      (f) Any claims arising under any of the Purchased Assets or Assumed Liabilities made by creditors of any Seller under any applicable bulk sales laws.

      Section 15.3. INDEMNIFICATION PROCEDURE. If a party entitled to indemnification hereunder ("Indemnified Party") is aware that a claim, demand or other circumstance exists that has given or may reasonably be expected to give rise to a right of indemnification under this Article XV (whether or not the amount of the claim is then quantifiable), such Indemnified Party shall promptly give written notice thereof to the other party ("Indemnitor"), and the Indemnified Party will thereafter keep the Indemnitor reasonably informed with respect thereto, provided that failure of the Indemnified Party to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor of its obligations hereunder except to the extent, if any, that the Indemnitor's rights shall have been prejudiced or the Indemnitor's liability shall have been materially increased thereby. In case any such action, suit or proceeding is brought against an Indemnified Party, the Indemnitor shall be entitled to participate in (and, in its discretion, to assume) the defense thereof with counsel reasonably satisfactory to the Indemnified Party, provided, however, that the Indemnified Party shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice at the expense of the Indemnitor if, in the good faith judgment of the Indemnified Party's counsel, representation by the Indemnitor's counsel may present a conflict of interest or there may be defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnitor. The Indemnitor will not settle any claim, action, suit or proceeding which would give rise to the Indemnitor's liability under its indemnity unless such settlement includes as an unconditional term thereof the giving by the claimant or plaintiff of a release of the Indemnified Party, in form and substance reasonably satisfactory to the Indemnified Party and its counsel, from all liability with respect to such claim, action, suit or proceeding. If the Indemnitor assumes the defense of any claim, action, suit or proceeding as provided in this Section 15.3, the Indemnified Party shall be permitted to join in the defense thereof with counsel of its own selection and at its own expense. If the Indemnitor shall not assume the defense of any claim, action, suit or proceeding, the Indemnified Party may defend against such claim, action, suit or proceeding in such manner as it may deem appropriate, provided that an Indemnified Party shall not settle any claim, action, suit or proceeding which would give rise to the Indemnitor's liability under its indemnity without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld.

      Section 15.4. LIMITATIONS ON LIABILITY. Notwithstanding anything to the contrary contained in this Article XV, no party shall be entitled to indemnification pursuant to Section 15.1(b) or 15.2(d) until its aggregate Damages shall be in excess of one hundred thousand dollars ($100,000), at which time such party shall be entitled to indemnification for the full amount of its Damages to the extent such Damages exceed such amount. In no event shall the Damages payable by Fleet in the aggregate exceed the Purchase Price and in no event shall any party be entitled to any incidental, consequential, special, exemplary or punitive Damages.

      Section 15.5. GENERAL.

      (a) Each Indemnified Party shall be obligated in connection with any claim for indemnification under this Article XV to use all commercially reasonable efforts to obtain any insurance proceeds available to such Indemnified Party with regard to the applicable claims. The amount which any Indemnitor is or may be required to pay to any Indemnified Party pursuant to this Article XV shall be reduced (retroactively, if necessary) by any insurance proceeds or other amounts actually recovered (net of any direct relevant collections costs) by or on behalf of such Indemnified Party in reduction of the related Damages. If an Indemnified Party shall have received the payment required by this Agreement from the Indemnitor in respect of Damages and shall subsequently receive insurance proceeds or other amounts in respect of such Damages, then such Indemnified Party shall promptly repay to the Indemnitor a sum equal to the amount of such insurance proceeds or other amounts actually received (net of any direct relevant collection costs). The amount of any Damages arising from a breach by a Seller of the representation set forth Section 6.7(a) due to the existence of a Lien which is not in respect of borrowed money and does not materially impair the continued use and operation of any of the Purchased Assets shall be limited to the lesser of (x) the cost of satisfying or removing such Lien and (y) the actual impairment to the Purchased Asset caused by the existence of such Lien.

      (b) In addition to the requirements of paragraph (a) above, each Indemnified Party shall be obligated in connection with any claim for indemnification under this Article XV to use all commercially reasonable efforts to mitigate Damages upon and after becoming aware of any event which could reasonably be expected to give rise to such Damages.

      (c) Subject to the rights of existing insurers of an Indemnified Party, an Indemnitor shall be subrogated to any right of action which the Indemnified Party may have against any other Person with respect to any matter giving rise to a claim for indemnification from such Indemnitor hereunder.

      (d) Except for the parties' rights to specific performance and injunctive relief as described in Section 17.14, the indemnification provided in this
Article XV shall be the exclusive post-Closing Date remedy available to any Indemnified Party with respect to any breach of any representation, warranty, covenant or agreement made by Purchaser or Sellers in this Agreement. The parties hereto further acknowledge that no indemnity shall be payable for any Damages with respect to any breach of representations or warranties in this Agreement if prior to Closing such party receives a written notice from the other party (i) disclosing such breach or breaches and (ii) informing such party that such breach or breaches constitute a Material Adverse Effect.

      (e) All indemnification payments under this Article XV shall be deemed adjustments to the Purchase Price as defined in Section 3.1 of Article III.

      Section 15.6. SURVIVAL. All representations, warranties and covenants contained in or made pursuant to this Agreement shall survive the execution and delivery of the Agreement and shall continue in full force and effect for a period of one (1) year after the Closing Date and thereafter shall terminate, except as to any claim for which written notice shall have been given prior to such date; and provided, further, that all covenants or agreements which by their terms are to be performed after the first anniversary of the Closing Date shall survive until fully discharged.

                                   ARTICLE XVI

                              POST-CLOSING MATTERS

      Section 16.1. FURTHER ASSURANCES. From and after the Closing Date:

      (a) Except as specifically provided otherwise herein, Sellers shall assist Purchaser in the orderly transition of the operations of the Business and shall give such further assurances and execute, acknowledge and deliver all such instruments as may be necessary and appropriate to effectively vest in Purchaser title in the Purchased Assets in the manner contemplated hereby; provided that Sellers need not incur any out-of-pocket costs or expenses in connection with its agreements in this Section 16.1 unless such costs or expenses are reimbursed by Purchaser.

      (b) Except as specifically provided otherwise herein, Purchaser shall give such further assurances to Sellers and shall execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as may be necessary and appropriate to effectively relieve and discharge Sellers from any obligations remaining with respect to the Deposit Liabilities or other Assumed Liabilities; provided that Purchaser need not incur any out-of-pocket costs or expenses in connection with its agreements in this Section 16.1 unless such out-of-pocket costs or expenses are reimbursed by Sellers.

      Section 16.2. ACCESS TO AND RETENTION OF BOOKS AND RECORDS. For a period of six (6) years from the Closing Date, each party shall have commercially reasonable access to any books and records of the other party relating to the Purchased Assets and the Assumed Liabilities, and the requesting party, at its own expense, may make copies and extracts when such copies and extracts are required by regulatory authorities, for litigation purposes, or for tax or accounting purposes; provided that in the event that as of the end of such period, any tax year of Sellers is under examination by any taxing authority, such books and records shall be maintained by Purchaser until a final determination of the tax liability of Sellers for that year has been made. If such copies or extracts require use of a party's equipment or facilities, the user shall reimburse the other party for all costs incurred, including without limitation employee expenses.

      Section 16.3. DEPOSIT HISTORIES. In case of any dispute with or inquiry by any Customer whose Deposit Liability account is included in the Assumed Liabilities, which dispute or inquiry relates to the servicing of such account by Sellers prior to the date for which a deposit history has been provided to Purchaser, Sellers will provide Purchaser, where available and to the extent reasonably requested by Purchaser and not already provided to Purchaser, information regarding the Deposit Liability account and copies of pertinent documents or instruments with respect to such dispute or inquiry so as to permit Purchaser to respond to such Customer within a period of time and in a manner which would comply with standard banking practices and customs and all applicable laws.

                                  ARTICLE XVII

                                  MISCELLANEOUS

      Section 17.1. EXPENSES.

      (a) Except as otherwise provided herein, Sellers and Purchaser shall each pay all of their own out-of-pocket expenses in connection with this Agreement, including investment banking, appraisal, accounting, consulting, professional and legal fees, if any, whether or not the transactions contemplated by this Agreement are consummated.

      (b) Purchaser shall pay all (i) recording, filing or other fees, cost and expenses (including without limitation fees, costs and expenses for (w) preparation of title commitments, abstracts or searches, surveys, inspections, environmental audits or other investigations, (x) filing of any forms (including without limitation tax forms) with governmental authorities in connection with the transfer of the Real Property or Fixed Assets, (y) recording instruments or documents evidencing any transfers of interests in real property), and (z) any real property transfer stamps or taxes imposed on any transfers or interest in Real Property and any fees or charges payable to landlords in connection with Landlord Consents; provided that Sellers shall pay all such fees, costs or expenses with respect to matters described in (x), (y) and (z) which Sellers are required by law to pay and which are customarily paid by a seller of property in the applicable jurisdiction; and (ii) costs and expenses relating to the preparation, execution and recording of assignments of mortgages, financing statements, notes, security agreements or other instruments applicable to or arising in connection with the transfer, assignment or assumption of the Purchased Assets and Assumed Liabilities including, but not limited to, fees payable to the SBA in connection with the transfer to Purchaser of the SBA Loans.

      Section 17.2. TRADE NAMES AND TRADEMARKS.

      (a) The Purchaser acknowledges and agrees that notwithstanding anything to the contrary contained herein, it has, and following the Closing shall have, no interest in or to the names "Fleet", "BankBoston", "Fleet Boston" or any trade name, trademark or service mark, logo or corporate name of Sellers, Fleet, BankBoston or any of their respective Affiliates, including, without limitation, the tradenames and trademarks listed on SCHEDULE 17.2 hereto. After the Closing Date, Independent shall not permit Purchaser or any of its Affiliates to use any of the trade names, trademarks, service marks, logos or corporate names of Sellers, Fleet, BankBoston or any of their respective Affiliates including, without, limitation, the tradenames and trademarks listed on Schedule 17.2 hereto.

      (b) From and after the Closing, Purchaser agrees not to use any forms or other documents bearing any name or logo of Sellers, or the name or logo of any Affiliate of Sellers, without the prior written consent of Sellers, which consent may be denied or given in Sellers' sole discretion. If such consent is given, Purchaser hereby agrees that all forms or other documents to which such consent relates will be stamped or otherwise marked in such a way that identifies Purchaser as the party using the form or document.

      Section 17.3. TERMINATION; EXTENSION OF CLOSING DATE. This Agreement shall terminate and shall be of no further force or effect as between the parties hereto, except as to the liability for actual direct damages due to a willful breach of any material representation, warranty or covenant occurring or arising prior to the date of termination, upon the occurrence of any of the following:

      (a) Upon mutual agreement of the parties;

      (b) Upon written notice by either Purchaser or Sellers to the other parties immediately upon receipt by Purchaser or Sellers of notice from any governmental authority that Purchaser or Sellers, as the case may be, has been denied any Regulatory Approval by Final order;

      (c) Upon written notice by either Purchaser or Sellers to the other parties, if the Closing has not occurred by September 30, 2000;

      (d) By either Purchaser or Sellers (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations, warranties, covenants or other agreements set forth in this Agreement on the part of the other party, which breach is not cured within thirty (30) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that Purchaser shall not have the right to terminate this Agreement pursuant to this Section 17.3(d) unless the breach of representation, warranty, covenant, or other agreement together with all other such breaches would have a Material Adverse Effect;

      (e) By Sellers upon written notice if Independent shall not have completed the Capital Transaction and the Capital Infusion by February 15, 2000 or if Independent and Purchaser have not obtained the Purchaser's Regulatory Approvals by February 15, 2000; or

      (f) By Sellers at any time by notice to Purchaser if the Merger Agreement is terminated for any reason.

      Section 17.4. MODIFICATION AND WAIVER. No modification of any provision of this Agreement shall be binding unless in writing and executed by the party or parties sought to be bound thereby. Performance of or compliance with any covenant given herein or satisfaction of any condition to the obligations of either party hereunder may be waived by the parties to whom such covenant is given or whom such condition is intended to benefit, except as otherwise provided in this Agreement or to the extent any such condition is required by law; provided, that, any such waiver must be in writing.

      Section 17.5. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any rights, privileges, duties or obligations of the parties hereto may be assigned without the prior written consent of the other parties hereto.

      Section 17.6. CONFIDENTIALITY.

      (a) From and after the date hereof, the parties hereto and their Affiliates shall keep confidential the terms of this Agreement and the negotiations relating hereto and all documents and information obtained by a party from another party in connection with the transactions contemplated hereby, except (i) to the extent this Agreement and such negotiations need to be disclosed to obtain a Regulatory Approval, (ii) for disclosures made in accordance with the terms of this Agreement, and (iii) to the extent required by applicable law, regulations or rules of the National Association of Securities Dealers, any applicable national securities exchange or the Securities and Exchange Commission. This section shall survive any termination of this Agreement.

      (b) Except as otherwise required by law, regulations or rules, including the rules of any self regulatory organization (as defined in the Securities Exchange Act of 1934, as amended), the parties hereto shall each furnish to the other the text of all notices and communications, written or oral, proposed to be sent by the furnishing party regarding the transactions contemplated hereby. Except as otherwise required by law, regulations or rules of the National Association of Securities Dealers or any national stock exchange, the furnishing party shall not send or transmit such notices or communications or otherwise make them public unless and until the consent of the other parties is received, which consent shall not be unreasonably withheld or delayed. This section shall survive any termination of this Agreement.

      (c) Purchaser and Sellers shall issue mutually agreed upon press releases on the date of this Agreement and on the Closing Date or the first Business Day thereafter.

      Section 17.7. ENTIRE AGREEMENT; GOVERNING LAW. This Agreement, together with the exhibits and schedules attached hereto and made a part hereof, contains the entire agreement between the parties hereto with respect to the transactions covered and contemplated hereunder, and supersedes all prior agreements or understandings between the parties hereto relating to the subject matter hereof, provided that the terms of the Confidentiality Agreement, to the extent not inconsistent with the terms hereof, shall continue to apply. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without reference to conflicts or choice of law provisions).

      Section 17.8. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. EACH PARTY HERETO, TO THE EXTENT IT MAY LAWFULLY DO SO, HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN OR OTHER REVIEW SOUGHT FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF SUCH PARTY'S OBLIGATIONS UNDER OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY (OTHER THAN THE CONFIDENTIALITY AGREEMENT), AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS.

      EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONCERNED WITH THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY. NO PARTY HERETO, NOR ANY ASSIGNEE OR SUCCESSOR OF A PARTY HERETO SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANYWAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

      Section 17.9. WAIVER OF CERTAIN DAMAGES. EACH OF THE PARTIES HERETO TO THE FULLEST EXTENT PERMITTED BY LAW IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO PUNITIVE,

SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

      Section 17.10. SEVERABILITY. In the event that any provision of this shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby, and this Agreement shall otherwise remain in full force and effect.

      Section 17.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto.

      Section 17.12. NOTICES. All notices, consents, requests, instructions, approvals, waivers, stipulations and other communications provided for herein to be given by one party hereto to the other party shall be deemed validly given, made or served, if in writing and delivered personally or sent by certified mail, return receipt requested, nationally recognized overnight delivery service, or facsimile transmission, if to Sellers or to Fleet addressed to:

                    Fleet Financial Group, Inc.
                    One Federal Street
                    37th Floor
                    Boston, MA 02110
                    Attention: Brian T. Moynihan
                    Facsimile number:  (617) 346-0137

      with copies to:

                    William C. Mutterperl, Esq.
                    Executive Vice President, General Counsel and Secretary Fleet Financial Group, Inc.
                    One Federal Street
                    37th Floor
                    Boston, MA 02110
                    Facsimile number: (617) 346-0131

      and to:

                    V. Duncan Johnson, Esq.
                    Edwards & Angell, LLP
                    2800 BankBoston Plaza
                    Providence, RI  02903-2499
                    Facsimile number: (401) 276-6625
      and if to Purchaser addressed to:

                    Richard J. Seaman
                    Chief Financial Officer
                    Rockland Trust Company
                    288 Union Street
                    Rockland, MA 02370
                    Facsimile Number:  (781) 982-6113

      with a copy to:

                    Susan M. Barnard, Esq.
                    Sullivan & Worcester LLP
                    One Post Office Square
                    Boston, MA 02109
                    Facsimile Number: (617) 338-2880

      Notice by certified mail shall be deemed to be received three (3) Business Days after mailing of the same. Either party may change the persons or addresses to whom or to which notices may be sent by written notice to the others.

      Section 17.13. INTERPRETATION. Article titles, headings to sections and any table of contents are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation hereof. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. As used herein, "include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; "writing", "written" and comparable terms refer to printing, typing , lithography and other means of reproducing words in a visible form; references to a person are also to its successors and assigns; except as the context may otherwise require, "hereof", "herein", "hereunder" and comparable terms refer to the entirety hereof and not to any particular article, section or other subdivision hereof or attachment hereto; references to any gender include the other; except as the context may otherwise require, the singular includes the plural and vice versa; references to any agreement or other document are to such agreement or document as amended and supplemented from time to time; references to "Article", "Section" or another subdivision or to an "Exhibit" or "Schedule" are to an article, section or subdivision hereof or an "Exhibit" or "Schedule". The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation, construction and enforcement of this Agreement or any amendment, schedule or exhibit hereto.

      Section 17.14. SPECIFIC PERFORMANCE. The parties hereto acknowledge that monetary damages could not adequately compensate either party hereto in the event of a breach of this Agreement by the other, that the non-breaching party would suffer irreparable harm in the event of such breach and that the non-breaching party shall have, in addition to any other rights or remedies it may have at law or in equity, specific performance and injunctive relief as a remedy for the enforcement hereof.

      Section 17.15. NO THIRD PARTY BENEFICIARIES. The parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto. No future or present employee or customer of either of the parties nor their affiliates, successors or assigns or other person shall be treated as a third party beneficiary in or under this Agreement.

      Section 17.16. SURVIVAL. Except for Articles XV and XVI and Sections 17.1 and 17.2 and Sections 17.4 through 17.16 no representations, warranties, covenants or agreements made by the parties herein shall survive termination of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, by their duly authorized representatives, as of the day and year first above written.


                                    FLEET FINANCIAL GROUP, INC.


                                    By: /s/ H. Jay Sarles
                                       --------------------------------------
                                       Name: H. Jay Sarles
                                             --------------------------------
                                       Title: Vice Chairman
                                              -------------------------------

                                    FLEET NATIONAL BANK


                                    By: /s/ H. Jay Sarles
                                       --------------------------------------
                                       Name: H. Jay Sarles
                                             --------------------------------
                                       Title: Executive Vice President
                                              -------------------------------


                                    BANKBOSTON, N.A.


                                    By: /s/ Virginia J. Dorn
                                       --------------------------------------
                                       Name: Virginia J. Dorn
                                             --------------------------------
                                       Title: Director, Integration and
                                              Divestiture Management
                                              -------------------------------


                                    ROCKLAND TRUST COMPANY


                                    By: /s/ Douglas H. Philipsen
                                       --------------------------------------
                                       Name: Douglas H. Philipsen
                                             --------------------------------
                                       Title: Chairman, President and
                                              Chief Executive Officer
                                              -------------------------------


                                    INDEPENDENT BANK CORP.


                                    By: /s/ Douglas H. Philipsen
                                       --------------------------------------
                                       Name: Douglas H. Philipsen
                                             --------------------------------
                                       Title: Chairman, President and
                                              Chief Executive Officer
                                              -------------------------------